Exhibit 10.2

                                                               EXECUTION VERSION


                                             PUBLISHED CUSIP NUMBER [_________ ]


                     SENIOR SECURED BRIDGE CREDIT AGREEMENT


                          DATED AS OF DECEMBER 3, 2007


                                      AMONG


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.,


                   THE LENDERS FROM TIME TO TIME PARTY HERETO,


                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT,


                                       AND


                          LEHMAN COMMERCIAL PAPER INC.,
                              AS SYNDICATION AGENT


                          -----------------------------


            BANC OF AMERICA SECURITIES LLC AND LEHMAN BROTHERS INC.,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS





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                                TABLE OF CONTENTS

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                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.01          Defined Terms............................................1
Section 1.02          Other Interpretative Provisions.........................36
Section 1.03          Accounting Terms and Determinations.....................36
Section 1.04          Rounding................................................36
Section 1.05          Times of Day............................................37

                                   ARTICLE II
                            THE COMMITMENTS AND LOANS

Section 2.01          The Loans...............................................37
Section 2.02          Borrowings, Conversions and Continuations of Loans......37
Section 2.03          Exchange Notes..........................................38
Section 2.04          Maturity................................................38
Section 2.05          Prepayments.............................................39
Section 2.06          Termination of Commitments..............................41
Section 2.07          Interest................................................41
Section 2.08          Fees....................................................42
Section 2.09          Computation of Interest and Fees........................42
Section 2.10          Evidence of Debt........................................42
Section 2.11          Payments Generally; Administrative Agent's Clawback.....42
Section 2.12          Sharing of Payments by Lenders..........................44

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01          Taxes...................................................45
Section 3.02          Illegality..............................................46
Section 3.03          Inability to Determine Rates............................47
Section 3.04          Increased Costs.........................................47
Section 3.05          Compensation for Losses.................................48
Section 3.06          Mitigation Obligations..................................49
Section 3.07          Survival................................................49

                                   ARTICLE IV
                          CONDITIONS PRECEDENT TO LOANS

Section 4.01          Conditions to Initial Loans.............................49
Section 4.02          Conditions to Term Loans................................55

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

Section 5.01          Organization; Powers....................................56
Section 5.02          Authorization; Enforceability...........................56

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                            TABLE OF CONTENTS (CONT.)

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Section 5.03          Governmental Approvals; No Conflicts....................56
Section 5.04          Financial Condition; No Material Adverse Effect.........56
Section 5.05          Properties..............................................57
Section 5.06          Litigation and Environmental Matters....................57
Section 5.07          Compliance with Laws and Agreements.....................58
Section 5.08          Investment Company Status...............................58
Section 5.09          Taxes...................................................58
Section 5.10          Employee Benefit Plans..................................58
Section 5.11          Disclosure..............................................58
Section 5.12          Subsidiaries............................................59
Section 5.13          Insurance...............................................59
Section 5.14          Labor Matters...........................................59
Section 5.15          Collateral Documents....................................59
Section 5.16          Solvency................................................60
Section 5.17          Federal Reserve Regulations.............................60
Section 5.18          Acquisition Agreement...................................60

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

Section 6.01          Financial Statements and Other Information..............61
Section 6.02          Notices of Material Events..............................63
Section 6.03          Collateral..............................................64
Section 6.04          Existence; Conduct of Business..........................64
Section 6.05          Payment of Obligations..................................64
Section 6.06          Maintenance of Properties...............................65
Section 6.07          Insurance...............................................65
Section 6.08          Casualty and Condemnation...............................66
Section 6.09          Books and Records; Inspection and Audit Rights..........66
Section 6.10          Compliance with Laws....................................66
Section 6.11          Use of Proceeds.........................................66
Section 6.12          Further Assurances......................................66
Section 6.13          Cash Management.........................................67
Section 6.14          Benefit Plan Payments...................................67
Section 6.15          Covenant to Guarantee Obligations and Give Security.....67
Section 6.16          Takeout Securities......................................70
Section 6.17          Immaterial Excluded Subsidiaries and Material Excluded
                        Subsidiaries..........................................72

                                   ARTICLE VII
                               NEGATIVE COVENANTS

Section 7.01          Restriction on Liens....................................72
Section 7.02          Limitation on Indebtedness..............................72
Section 7.03          Fundamental Changes.....................................75
Section 7.04          Dispositions............................................76
Section 7.05          Restricted Payments, etc................................76
Section 7.06          Change in Nature of Business............................78
Section 7.07          Dividend and Other Payment Restrictions Affecting
                        Subsidiaries..........................................78
Section 7.08          Transactions with Affiliates............................80
Section 7.09          Amendments of ABL Documents and Material Indebtedness...82

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                            TABLE OF CONTENTS (CONT.)

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Section 7.10          Independence of Covenants...............................82

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

Section 8.01          Events of Default.......................................82
Section 8.02          Remedies upon Event of Default..........................84
Section 8.03          Application of Funds....................................85

                                   ARTICLE IX
                                AGENCY PROVISIONS

Section 9.01          Appointment and Authority...............................85
Section 9.02          Rights as a Lender......................................86
Section 9.03          Exculpatory Provisions..................................86
Section 9.04          Reliance by Administrative Agent........................87
Section 9.05          Delegation of Duties....................................87
Section 9.06          Resignation of Administrative Agent.....................87
Section 9.07          Non-Reliance on Administrative Agent and Other Lenders..88
Section 9.08          No Other Duties, Etc....................................88
Section 9.09          Administrative Agent May File Proofs of Claim...........88
Section 9.10          Collateral and Guaranty Matters.........................89

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.01         Amendments, Etc.........................................89
Section 10.02         Notices; Effectiveness; Electronic Communication........90
Section 10.03         No Waiver; Cumulative Remedies..........................92
Section 10.04         Expenses; Indemnity; Damage Waiver......................92
Section 10.05         Payments Set Aside......................................94
Section 10.06         Successors and Assigns..................................94
Section 10.07         Treatment of Certain Information; Confidentiality.......97
Section 10.08         Right of Setoff.........................................98
Section 10.09         Interest Rate Limitation................................98
Section 10.10         Counterparts; Integration; Effectiveness................98
Section 10.11         Survival of Representations and Warranties..............98
Section 10.12         Severability............................................99
Section 10.13         Governing Law; Jurisdiction Etc.........................99
Section 10.14         Waiver of Jury Trial...................................100
Section 10.15         Conversion of Covenants; Events of Default.............100
Section 10.16         No Advisory or Fiduciary Responsibility................100
Section 10.17         USA Patriot Act Notice.................................101


SCHEDULES:

         Schedule 1.01(A)      -     Immaterial Excluded Subsidiaries
         Schedule 1.01 (B)     -     Material Excluded Subsidiaries
         Schedule 1.01 (C)     -     Existing Liens

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                            TABLE OF CONTENTS (CONT.)

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         Schedule 2.01         -     Commitments and Applicable Percentage
         Schedule 4.01(vi)(B)  -     Secretary's Certificate Signatories
         Schedule 5.01         -     Internet Addresses
         Schedule 5.06         -     Disclosed Matters
         Schedule 5.12         -     Subsidiaries
         Schedule 5.13         -     Insurance
         Schedule 5.15(b)      -     UCC Filings
         Schedule 5.15(c)      -     Intellectual Property Filings
         Schedule 6.01(i)      -     Financials Reports
         Schedule 6.15         -     Guarantors
         Schedule 7.02(ii)     -     Existing Indebtedness
         Schedule 10.02        -     Administrative Agent's Office; Certain
                                     Addresses for Notices

EXHIBITS:

         Exhibit A             -     Form of Borrowing Notice

         Exhibit B             -     Form of Bridge Note

         Exhibit C             -     Form of Assignment and Assumption

         Exhibit D-1           -     Form of Opinion of Counsel for the Borrower
                                     and the Other Loan Parties
         Exhibit D-2           -     Form of Opinion of Special Local Counsel
                                     for the Borrower and the Other Loan Parties
                                     (UCC Collateral)
         Exhibit D-3           -     Form of Opinion of Special Local Counsel
                                     for the Borrower and other Loan Parties
                                     (Real Property Collateral)

         Exhibit E             -     Form of Guaranty

         Exhibit F-1           -     Form of Security Agreement
         Exhibit F-2           -     Form of Pledge Agreement
         Exhibit F-3           -     Form of Perfection Certificate
         Exhibit F-4           -     Form of Indemnity, Subrogation and
                                     Contribution Agreement
         Exhibit F-5           -     Form of Mortgage

         Exhibit G             -     Form of Loan Party Accession Agreement

         Exhibit H             -     Form of Solvency Certificate

         Exhibit I             -     Description of Exchange Notes

         Exhibit J             -     Form of Intercreditor Agreement

         Exhibit K             -     Form of Tax Status Certificate

                                CREDIT AGREEMENT

              This Credit Agreement ("AGREEMENT") is entered into as of December 3, 2007 among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the "BORROWER"), each lender from time to time party hereto (collectively, the "LENDERS" and, individually, a "LENDER"), BANK OF AMERICA, N.A., as Administrative Agent, and LEHMAN BROTHERS COMMERCIAL PAPER, INC., as Syndication Agent.

       Pursuant to or in connection with the Acquisition Documents (such term and each other capitalized term used but not defined in this introductory statement having the meaning assigned thereto in ARTICLE I), (i) Sands Merger Corp. ("ACQUISITIONCO"), a Wholly-Owned Subsidiary of the Borrower, will merge (the "MERGER") with and into Pathmark Stores, Inc., a Delaware corporation (the "TARGET"), with (A) each issued and outstanding share of Target common stock (other than dissenting shares) being converted into (and outstanding options, warrants or other rights to purchase shares of capital stock of the Target being canceled in exchange for) the right to receive, without interest, $9.00 in cash and 0.12963 shares of Borrower common stock and (B) the Target surviving as a Wholly-Owned Subsidiary of the Borrower, (ii) the refinancing of outstanding indebtedness of the Borrower, the Target and their respective subsidiaries will be effected and (iii) Transaction costs will be paid.

       As part of the financing contemplated by the Acquisition Documents, the Borrower has requested that the Lenders extend credit, all on the terms and conditions set forth herein. The Lenders are willing to make the requested credit facility available on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

       SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings set forth below:

       "A&P BERMUDA" means A&P Bermuda Limited, a company with limited liability formed under the laws of Bermuda, and its successors.

       "ABL ADMINISTRATIVE AGENT" means Bank of America, N.A., in its capacity as administrative agent for the ABL Lenders and the ABL Secured Parties under the ABL Credit Agreement, together with its successors and assigns.

       "ABL BORROWERS" means the Borrower and each of its Subsidiaries which is party as a "Borrower" to the ABL Credit Agreement.

       "ABL COLLATERAL" means all of the "Collateral" and "Mortgaged Properties" referred to in the collateral documents executed in connection with the ABL Credit Agreement.

       "ABL COLLATERAL AGENT" means Bank of America, N.A., in its capacity as collateral agent for the ABL Lenders and the ABL Secured Parties under the ABL Credit Agreement, together with its successors and assigns.

       "ABL COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement among the ABL Administrative Agent and certain other parties referred to therein, as in effect on the date hereof.

       "ABL CREDIT AGREEMENT" means the Credit Agreement dated as of the Closing Date among The Great Atlantic & Pacific Tea Company, Inc., the other ABL Borrowers party thereto, the ABL Lenders, the ABL Administrative Agent and Banc of America Securities LLC, as Lead Arranger.

       "ABL CREDIT DOCUMENTS" means the ABL Credit Agreement, together with all notes, Guarantees, collateral documents, instruments and other agreements executed in connection with the ABL Credit Agreement.

       "ABL HEDGING OBLIGATIONS" means all Hedging Obligations of the Borrower or any of its Subsidiaries or Cash Management Obligations of the Borrower or any of its Subsidiaries in each case owing to an ABL Lender or an Affiliate of an ABL Lender at the time of entry into such Hedging Obligations or Cash Management Obligations.

       "ABL LENDERS" means each person listed on Schedule 2.01 to the ABL Credit Agreement and any other Person that shall have become a party thereto pursuant to an assignment and assumption, other than any person that ceases to be a party thereto pursuant to an assignment and assumption.

       "ABL OBLIGATIONS" means the "Obligations" as defined in the ABL Credit Documents as in effect on the date hereof.

       "ABL OBLIGORS" means the ABL Borrowers and the guarantors under the ABL Credit Agreement.

       "ABL PRIMARY COLLATERAL" means the "Revolving Lender Priority Collateral" as defined in the Intercreditor Agreement.

       "ABL SECURED PARTIES" means, collectively, the ABL Lenders, the Hedging Providers, the Cash Management Banks and the other Persons the ABL Obligations owing to which are or are purported to be secured by the ABL Collateral under the terms of the ABL Credit Documents.

       "ACCESSION AGREEMENT" means a Loan Party Accession Agreement, substantially in the form of EXHIBIT G hereto, executed and delivered by an Additional Subsidiary Guarantor after the Closing Date in accordance with
SECTION 6.15(a) or (d).

       "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or is merged or amalgamated with or into or consolidated with the Borrower or a Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger, amalgamation, consolidation or acquisition.

       "ACQUISITION" means the transactions contemplated by the Acquisition Agreement.

       "ACQUISITION AGREEMENT" means the Agreement and Plan of Merger dated as of March 4, 2007 among the Borrower, the Target and AcquisitionCo.

       "ACQUISITION DOCUMENTS" means the Acquisition Agreement, including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Acquisition.

       "ACT" has the meaning specified in SECTION 10.17.

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       "ADDITIONAL COLLATERAL DOCUMENTS" has the meaning specified in SECTION
6.15(b).

       "ADDITIONAL SUBSIDIARY GUARANTOR" means each Person that becomes a Guarantor after the Closing Date by execution of an Accession Agreement as provided in SECTION 6.15.

       "ADJUSTED EURODOLLAR RATE" means, for any Interest Period, the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (i) the applicable Eurodollar Base Rate for such Interest Period by
(ii) 1.00 minus the Eurodollar Reserve Percentage.

       "ADMINISTRATIVE AGENT" means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

       "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

       "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

       "AFFILIATE" means with respect to any specified Person: (i) any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person or (ii) any executive officer or director of such specified Person.

       "AFFILIATE TRANSACTION" has the meaning specified in SECTION 7.08.

       "AGENT" means the Administrative Agent, the Syndication Agent or the Collateral Agent and any successors and assigns in any such capacity, and "AGENTS" means any two or more of them.

       "AGGREGATE COMMITMENTS" means at any time the Commitments of all the Lenders, which at the Closing Date is $370,000,000 in the aggregate.

       "AGREEMENT" means this Senior Secured Bridge Credit Agreement.

       "APPLICABLE PERCENTAGE" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (A) on or prior to the Closing Date, such Lender's Commitment at such time and (B) thereafter, the principal amount of such Lender's Loans at such time. If the commitment of each Lender to make Loans has been terminated pursuant to
SECTION 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Facility shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of the Facility is set forth opposite the name of such Lender on
SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

       "APPLICABLE RATE" means, initially 6.50% per annum. Thereafter, effective on each successive Rate Increase Date for so long as the Loans remain outstanding, the Applicable Rate will increase by an incremental 0.50% per annum.

       "APPROVED FUND" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

       "ARRANGERS" means Banc of America Securities LLC and Lehman Brothers Inc., in their respective capacities as joint lead arrangers and joint book managers for the Facility.

       "ASSET SALE" means:

              (i) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of any property or assets of the Borrower or any of its Subsidiaries other than in a transaction governed by
       SECTION 7.03 (each such transaction not governed by SECTION 7.03 being referred to herein as a "DISPOSITION"); or

              (ii) the issuance of Equity Interests by any of the Subsidiaries of the Borrower or the sale by the Borrower or any of its Subsidiaries of Equity Interests in any of its Subsidiaries (other than directors' qualifying shares and shares issued to foreign nationals to the extent required by applicable law);

       in each case other than:

              (i) any single disposition or series of related dispositions that involves assets (other than any Bermuda Shares or Luxco Shares and any proceeds thereof) having a Fair Market Value of less than $7,500,000 in the aggregate;

              (ii) the disposition of any property or assets between or among the Loan Parties;

              (iii) an issuance of Equity Interests by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower;

              (iv) the disposition of equipment, inventory, accounts receivable, prescription lists or other assets in the ordinary course of business (it being understood that the sale of inventory or goods or other assets in bulk in connection with the closing or dispositions of any retail location of the Borrower or one of its Subsidiaries in the ordinary course of business shall be deemed to be within the meaning of this CLAUSE (IV)); PROVIDED that the value of all assets (other than inventory) so Disposed of pursuant to this CLAUSE (IV) shall not exceed $10,000,000 during any fiscal year;

              (v) the licensing of intellectual property to third Persons in the ordinary course of business;

              (vi) the disposition of cash or Cash Equivalents;

              (vii) the disposition of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy, workout or similar proceedings;

              (viii) a Restricted Payment that is permitted by SECTION 7.05 and any Permitted Investment;

              (ix) any disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Borrower or its Subsidiaries, whether or not in the ordinary course of business;

              (x) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

              (xi) the unwinding of any Hedging Obligations;

              (xii) the creation of a Lien not prohibited by SECTION 7.01 and the sale of assets received as a result of the foreclosure upon a Lien;

              (xiii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

              (xiv) any disposition of an Excluded Immaterial Subsidiary in accordance with SECTION 6.17.

       "ASSIGNEE GROUP" means two or more assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

       "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 10.06(B), and accepted by the Administrative Agent, substantially in the form of EXHIBIT C hereto or any other form approved by the Administrative Agent.

       "BANK OF AMERICA" means Bank of America, N.A., a national banking association and its successors.

       "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 ET SEQ., as amended from time to time.

       "BASE RATE" means, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

       "BASE RATE LOAN" means a Loan that bears interest for each date at a rate per annum equal to the sum of the Base Rate in effect for such day PLUS the Applicable Rate then in effect MINUS 1.00% per annum.

       "BERMUDA COLLATERAL" means Bermuda Shares representing 65% of the Voting Stock of A&P Bermuda, and all proceeds thereof.

       "BERMUDA SHARES" means the Voting Stock of A&P Bermuda which are owned directly or indirectly by the Borrower.

       "BLOCKED ACCOUNT AGREEMENT" means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of an Event of Default, to comply only with the instructions originated by the Collateral Agent (or the ABL Collateral Agent acting as agent and bailee on behalf of the Collateral Agent and the other Secured Parties) without the further consent of any Loan Party.

       "BOARD OF DIRECTORS" means:

              (i) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of "CHANGE OF CONTROL" and "CONTINUING DIRECTORS," a duly authorized committee thereof;

              (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and

              (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

       "BOARD RESOLUTION" means a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors of the Borrower and to be in full force and effect on the date of such certification.

       "BORROWER" means The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation, and its successors.

       "BORROWER MATERIALS" has the meaning specified in SECTION 6.01.

       "BORROWING BASE" means the "Tranche A-1 Borrowing Base" (including any direct or indirect component definitions thereof) as defined and calculated in the ABL Credit Agreement as in effect on the date hereof.

       "BORROWING NOTICE" means a notice of a borrowing pursuant to SECTION 2.02(A), which, if in writing, shall be substantially in the form of EXHIBIT A.

       "BRIDGE NOTE" means a promissory note, substantially in the form of EXHIBIT B, evidencing the obligations of the Borrower to repay outstanding Loans made by a Lender.

       "BRIDGE PRIMARY COLLATERAL" means the "Bridge Lender Priority Collateral" as defined in the Intercreditor Agreement.

       "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located, except that if such day relates to any Eurodollar Rate Loan, such day shall also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

       "CAPITAL LEASE" means any capital lease as determined in accordance with GAAP.

       "CAPITAL LEASE OBLIGATIONS" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

       "CAPITAL STOCK" means:

              (i) in the case of a corporation, corporate stock;

              (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

              (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

              (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "CASH EQUIVALENTS" means:

              (i) United States dollars;

              (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year from the date of acquisition;

              (iii) commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within one year after the date of the acquisition thereof;

              (iv) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of the acquisition thereof, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of the United States (or any state, province or territory thereof) or any foreign branch thereof having capital and surplus aggregating at least $250,000,000, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing;

              (v) direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision of any such state, any public instrumentality or taxing authority thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

              (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in CLAUSES (I) through
       (V) of this definition; and

              (vii) repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $250,000,000, having a term of not more than 30 days, with respect to securities referred to in CLAUSE (II) of this definition.

       "CASH MANAGEMENT AGREEMENT" means any agreement to provide (i) Automated Clearing House (ACH) transactions, (ii) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements and/or (iii) foreign exchange facilities.

       "CASH MANAGEMENT BANK" means any Person that, at the time it enters into a Cash Management Agreement, is an ABL Lender or an Affiliate of an ABL Lender, in its capacity as a party to such Cash Management Agreement.

       "CASH MANAGEMENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

       "CASUALTY" means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

       "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the compliance by any Lender (or for purposes of SECTION 3.04(B) by any Lending Office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) by any Governmental Authority made or issued after the date of this Agreement.

       "CHANGE OF CONTROL" means the occurrence of any of the following:

              (i) the direct or indirect sale, transfer, conveyance, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, to any "PERSON" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

              (ii) any "PERSON" or "GROUP" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than a Permitted Holder, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) becomes the "BENEFICIAL OWNER" (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision, except that for purposes of this definition, such person or group will be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Borrower; PROVIDED, HOWEVER, that the foregoing shall not be deemed to be a Change of Control so long as the Permitted Holders beneficially own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of the Borrower than such Person or group;

              (iii) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

              (iv) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the total voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "PERSON" or "GROUP" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes, directly or indirectly, the beneficial owner (as defined in CLAUSE (II) above) of 35% or more of the voting power of the Voting Stock of the surviving or transferee Person.

       "CHANGE OF CONTROL PREPAYMENT DATE" has the meaning set forth in SECTION 2.05(b)(v).

       "CLOSING DATE" means the first date on or after the Effective Date when all the conditions precedent in SECTION 4.01 are satisfied or waived in accordance with SECTION 10.01.

       "CLOSING DATE MATERIAL ADVERSE EFFECT" means any change, event or circumstance that, individually or in the aggregate with all other changes, events and circumstances, has a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Target and its Subsidiaries, taken as a whole, other than any change, event or circumstance arising out of: (i) general economic, legal, regulatory or political conditions in the United States of America or geographic regions in which the Target and its Subsidiaries operate, except to the extent that the Target or its Subsidiaries are disproportionately affected thereby; (ii) conditions generally affecting the industries in which the Target and its Subsidiaries operate, except to the extent that the Target or its Subsidiaries are disproportionately affected thereby; (iii) the announcement or pendency of the Merger or the entry into the Acquisition Documents; (iv) any decrease in the market price of the Company Common Stock (as defined in the Acquisition Agreement) in and of itself (but not any change, event or circumstance that may be underlying such decrease to the extent that such change, event or circumstance would otherwise constitute a Closing Date Material Adverse Effect);
(v) any changes in the securities markets generally, except to the extent that the Target or its Subsidiaries are disproportionately affected thereby; (vi) the commencement or escalation of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, except to the extent that the Target or its Subsidiaries are disproportionately affected thereby; (vii) earthquakes, hurricanes or other natural disasters, except to the extent that the Target or its Subsidiaries are disproportionately affected thereby; (viii) compliance with the requirements of changes in Law or GAAP or any interpretation thereof; (ix)
(A) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, the sale, transfer, divestiture or disposition of stores, businesses or other assets arising from the parties' compliance with their obligations under Section 6.6 of the Acquisition Agreement, (B) otherwise taking or committing to take actions that limit or would limit the Borrower's, AcquisitionCo's or its Subsidiaries' (including, after the Effective Time (as defined in the Acquisition Agreement), the Target's and its Subsidiaries' as Subsidiaries of the Borrower) freedom of action with respect to, or their ability to retain, one or more of their respective stores, businesses, product lines or assets arising from the parties' compliance with their obligations under Section 6.6 of the Acquisition Agreement, or (C) the application of Antitrust Laws (including any Action or Judgment arising under Antitrust Laws (each as defined in the Acquisition Agreement)) to the transactions contemplated by the Acquisition Documents; or (x) (A) as a result of the Target's entry into, and as permitted by, the Acquisition Agreement, the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of stock options) to, any officers or employees under the employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements set forth in Section 1.1(c) of the Company Disclosure Letter (as defined in the Acquisition Agreement) (except to the extent that payments under such contracts, agreements, plans or arrangements solely for retention exceed the estimated retention payments set forth in
Section 1.1(c) of the Company Disclosure Letter) or (B) the incurrence by the Target of out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) in connection with the transactions contemplated by the Acquisition Agreement (except to the extent that fees and expenses for legal, accounting and other exceed the estimated amount, or with respect to investment banking and financial advisory fees the specified amount, set forth in Section 1.1(d) of the Company Disclosure Letter).

       "CODE" means the Internal Revenue Code of 1986,as amended from time to time.

       "COLLATERAL" means all of the "Collateral" and "Mortgaged Property" referred to in the Collateral Documents, including the Bridge Primary Collateral and the ABL Primary Collateral, and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

       "COLLATERAL AGENT" means Bank of America, in its capacity as collateral agent for the Secured Parties under the Collateral Documents, and its successor or successors in such capacity.

       "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Pledge Agreement, the Blocked Account Agreements, Mortgages with respect to the Mortgaged Properties, the Intercreditor Agreement, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

       "COMMITMENT" means as to each Lender, its obligations to make Loans to the Borrower pursuant to SECTION 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 under the caption "Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

       "COMMITMENT LETTER" means the Commitment Letter dated March 4, 2007 among the Borrower, the Administrative Agent, the Arrangers and the other parties thereto, as modified by the Letter Agreement dated November 5, 2007 among the Borrower, the Administrative Agent and the Arrangers.

       "CONDEMNATION" means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

       "CONDEMNATION AWARD" means all proceeds of any Condemnation or transfer in lieu thereof.

       "CONSOLIDATED CASH FLOW" means with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

              (i) provision for taxes paid or accrued based on income, profits or capital of such Person and its Subsidiaries (including, without limitation, state franchise and similar taxes and foreign withholding taxes) for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

              (ii) Fixed Charges of such Person and its Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; PLUS

              (iii) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash asset impairment charges and other non-cash charges and expenses (PROVIDED that any such non-cash charges or expenses to the extent representing an accrual of or reserve for cash expenses in any future period shall reduce Consolidated Cash Flow in such future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; PLUS

              (iv) any expenses or charges related to any issuance of Equity Interests, Permitted Investment, acquisition, disposition, recapitalization or the incurrence, amendment, modification or waiver or refinancing of Indebtedness (whether or not successful) and any amendment or modification to the terms of any of the foregoing, in each case deducted (and not added back) in computing Consolidated Net Income; PLUS

              (v) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; MINUS

              (vi) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue;

in each case, on a consolidated basis.

       "CONSOLIDATED NET INCOME" means with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

              (i) the net income or loss of any Person that is not a Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

              (ii) in the case of any Person acquired during the specified period, the net income of such Person for any period prior to the date of such acquisition shall be excluded;

              (iii) the cumulative effect of a change in accounting principles shall be excluded;

              (iv) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any sale of assets outside the ordinary course of business of such Person or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries shall be excluded;

              (v) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, shall be excluded;

              (vi) any non-cash goodwill or intangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards No. 141 or 142 shall be excluded;

              (vii) any charges related to restructuring, debt retirement, extinguishment of Hedging Obligations and/or store closings shall be excluded;

              (viii) all non-cash expenses related to stock-based compensation plans or other non-cash compensation, including stock option non-cash expenses, shall be excluded;

              (ix) the calculation of Consolidated Net Income will not give effect to, without duplication, any deduction for (A) any increased amortization, depreciation or cost of sales resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, and (B) any nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity; and

              (x) any expenses or charges incurred in connection with the Transaction and all deferred financing costs amortized or written off, and premiums and prepayment penalties paid, in connection with the Transaction and the financings thereof or any early extinguishment of Indebtedness shall be excluded.

       "CONTINUING DIRECTORS" means, as of any date of determination, those members of the Board of Directors of the Borrower, each of whom:

              (i) was a member of such Board of Directors on the Closing Date;
       or

              (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

       "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. The terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" shall have correlative meanings.

       "CONVERTIBLE DEBT OFFERING" has the meaning specified in SECTION 6.16(b).

       "CREDIT FACILITIES" means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including, without limitation, the ABL Credit Agreement), in each case with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations.

       "DEBT ISSUANCE" means the issuance or incurrence by any Group Company of any Indebtedness.

       "DEBTOR RELIEF LAWS" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

       "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

       "DEFAULT RATE" means an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to Loans plus 2.00% per annum. For the avoidance of doubt, the Default Rate may exceed the Rate Cap in effect from time to time.

       "DESCRIPTION OF EXCHANGE NOTES" means the Description of Notes relating to the Exchange Notes, substantially in the form of EXHIBIT I hereto.

       "DESIGNATED PREFERRED STOCK" means Preferred Stock of the Borrower (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate signed on behalf of the Borrower by its principal executive officer or principal financial officer.

       "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 5.06.

       "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Loans, or, if issued, the Exchange Notes mature; PROVIDED, HOWEVER, that (i) only the portion of such Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Capital Stock issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, resignation, death or disability and if any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

       "DOLLARS" and "$" means lawful money of the United States of America.

       "DOMESTIC SUBSIDIARY" means with respect to any Person each Subsidiary of such Person that is organized under the laws of the United States or any political subdivision thereof, and "DOMESTIC SUBSIDIARIES" means any two or more of them.

       "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with SECTION 10.10.

       "ENGAGEMENT LETTER" means the Engagement Letter dated November 13, 2006 among the Borrower and the Arrangers as amended by the Amendment to Engagement Letter dated November 5, 2007 among the Borrower and the Arrangers.

       "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the pollution or protection of the environment or the preservation or reclamation of natural resources, including those relating to the management, release or threatened release of any Hazardous Material, or to employee health and safety matters.

       "ENVIRONMENTAL LIABILITY" means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense or cost, contingent or otherwise (including any liability for costs of environmental remediation, or natural resource damages, administrative oversight costs, and indemnities), of the Borrower or any Subsidiary arising under any Environmental Law resulting from or based upon (i) compliance or noncompliance with any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

       "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "EQUITY ISSUANCE" means (i) any sale or issuance of any Equity Interests in any Group Company by such Group Company to any Person other than a Loan Party and (ii) the receipt by any Group Company of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of such Group Company, from any Person other than a Loan Party.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

       "ERISA EVENT" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the

Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

       "EURODOLLAR BASE RATE" means, for any Interest Period, the rate per annum equal to the British Bankers' Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "EURODOLLAR BASE RATE" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Banc of America Bridge and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period.

       "EURODOLLAR RATE LOAN" means at any date a Loan which bears interest at a rate based on the Eurodollar Base Rate.

       "EURODOLLAR RESERVE PERCENTAGE" means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to "Eurocurrency liabilities"). The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

       "EVENT OF DEFAULT" has the meaning specified in SECTION 8.01.

       "EVENT OF LOSS" means, with respect to any Collateral, any (i) Casualty of such Collateral, (ii) Condemnation or seizure (other than pursuant to foreclosure or confiscation or requisition of the use of such Collateral) or
(iii) settlement in lieu of CLAUSE (II) above, in each case having a Fair Market Value in excess of $5,000,000.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       "EXCHANGE DOCUMENTS" means the Exchange Note Indenture and the Exchange Notes.

       "EXCHANGE NOTE INDENTURE" means the indenture to be entered into by the Borrower, the Guarantors and the Exchange Note Trustee relating to the Exchange Notes, having terms and conditions substantially as set forth in the Description of Exchange Notes (with such changes to cure any ambiguity, omission, defect or inconsistency as the Arrangers and the Borrower mutually agree shall approve), that complies with the Trust Indenture Act of 1939, as amended. The Exchange
Note Indenture will include provisions customary for an indenture governing publicly traded high yield debt securities for issuers of similar credit quality.

       "EXCHANGE NOTE TRUSTEE" means the trustee under the Exchange Note Indenture reasonably acceptable to Arrangers (it being understood that Wilmington Trust Company is so acceptable), which shall at all times be a corporation organized and doing business under the laws of the United States or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $500,000,000.

       "EXCHANGE NOTES" means the securities issued under the Exchange Note Indenture.

       "EXCHANGE REQUEST" has the meaning set forth in SECTION 2.03(B).

       "EXCLUDED ASSETS" has the meaning set forth in the Security Agreement.

       "EXCLUDED ISSUANCE" means (i) any issuance by any Subsidiary of the Borrower of its Equity Interests to the Borrower or any other Loan Party, (ii) the receipt by any Subsidiary of the Borrower of a capital contribution from the Borrower or another Loan Party, (iii) any issuance of Equity Interests in the Borrower (other than Disqualified Stock) to management or employees of the Borrower or any of its Subsidiaries under any employee stock option or stock purchase plan or other employee benefit plan in existence from time to time and
(iv) any issuance of Capital Stock to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Capital Stock of Foreign Subsidiaries.

       "EXCLUDED SUBSIDIARY" has the meaning set forth in SECTION 8.01.

       "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Documents, (i) taxes imposed on or measured by its net income, profits or overall gross income or receipts and franchise taxes imposed on it (in lieu of taxes imposed on or measured by its net income, profits or overall gross income or receipts) (however denominated), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located, or by any other jurisdiction with which the recipient has or had any other present or former connection (other than a connection arising solely from entering into, performing its obligations under, receiving a payment under or enforcing this Agreement or any other Loan Documents), (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any jurisdiction described in clause (i) above and (iii) in the case of a Foreign Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender (A) pursuant to a Tax Law in effect on the date such Foreign Lender becomes a party hereto, the date such Foreign Lender designates a new Lending Office or, with respect to any additional position in any Loan acquired after such Foreign Lender becomes a party hereto, the date such additional position was acquired by such Foreign Lender, or (B) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law occurring after the date such Foreign Lender becomes a party to this Agreement or, with respect to any additional position in any Loan acquired after such Foreign Lender becomes a party hereto, the date such additional position was acquired by such Foreign Lender) to comply with SECTION 3.01(e), except, in each case described in clause (A) or (B), to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office, assignment or acquisition of such additional position in any Loan (as applicable), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to SECTION 3.01(a), and (iv) any U.S. federal, state or local backup withholding tax.

       "EXISTING FINANCING AGREEMENTS" means collectively, (i) the credit facilities evidenced pursuant to the Credit Agreement dated as of November 15, 2005 by and among the Borrower, the other borrowers party thereto, the lenders party thereto and Bank of America, as administrative agent and collateral agent thereunder and other "Loan Documents" as defined therein, each as amended and
(ii) the credit facilities evidenced pursuant to the Letter of Credit Agreement, dated as of October 15, 2005, by and among the Borrower and Bank of America, as issuing bank thereunder and other "Credit Documents" as defined therein, each as amended.

       "EXISTING INDEBTEDNESS" means the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under the ABL Credit Agreement or this Agreement) in existence on the Closing Date.

       "FACILITY" means at any time, (i) on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (ii) thereafter, the aggregate principal amount of the Loans and/or Exchange Notes of all Lenders outstanding at such time.

       "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an executive officer of the Borrower. Notwithstanding the foregoing, if the Fair Market Value exceeds $25,000,000, the determination of Fair Market Value must be made by the Board of Directors of the Borrower and be evidenced by a Board Resolution attached to an Officers' Certificate delivered to the Administrative Agent.

       "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

       "FEE LETTER" means the Amended and Restated Fee Letter dated November 5, 2007 among the Borrower, the Administrative Agent, the Arrangers and the other parties thereto.

       "FINAL MATURITY DATE" means the eighth anniversary of the Closing Date.

       "FINANCIAL OFFICER" of any Person means the chief financial officer, principal accounting officer, treasurer, controller or any vice president-finance, vice-president-financial services or vice president-treasury services of such Person.

       "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than Indebtedness Incurred, repaid, repurchased or redeemed under any revolving credit facility in the ordinary course of business for working capital purposes) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving

PRO FORMA effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

              (i) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given PRO FORMA effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a PRO FORMA basis in accordance with Regulation S-X under the Securities Act, except that such pro forma calculations may include operating expense reductions for such period resulting from the Asset Sale or other disposition or asset acquisition (including, without limitation, the Acquisition), investment, merger, consolidation or discontinued operations (as determined in accordance with GAAP) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been take or reasonably expected to be taken within 24 months of the date of such transaction and are reasonably identifiable and factually supportable and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reduction of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead, PROVIDED that, in either case, such adjustments are set forth in an Officers' Certificate, signed on behalf of the Borrower by its principal executive officer or principal financial officer, that states (A) the amount of such adjustment or adjustments and (B) that such adjustment or adjustments are based on the reasonable good faith belief of the officers executing such Officers' Certificate at the time of such execution, PROVIDED, FURTHER, that the aggregate amount of operating expense reductions pursuant to this CLAUSE (I) shall not exceed $150,000,000 for any four-quarter reference period;

              (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

              (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded; and

              (iv) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a PRO FORMA basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness) had been the applicable rate for the entire period, and for purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility (to the extent not excluded from the calculation of the Fixed Charge Coverage Ratio due to the operation of the first parenthetical phrase of this definition) computed on a pro forma basis shall be computed based on the weighted average daily balance of such Indebtedness during the applicable period.

       "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

              (i) the consolidated interest expense in respect of Indebtedness of such Person and its Subsidiaries for such period, whether paid or accrued, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit (other than trade letters of credit in the ordinary course of business) or bankers' acceptance financings, excluding amortization of Transaction fees and expenses and other debt issuance costs incurred and excluding any commissions, discounts, yield and other fees and charges, and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

              (ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period; PLUS

              (iii) any cash interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, to the extent such Guarantee or Lien is called upon, PLUS

              (iv) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Person or to the Person or a Subsidiary of the Person, TIMES (B) a fraction, the numerator of which is one and the denominator of which is one MINUS the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis.

       "FOREIGN LENDER" means any Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.

       "FOREIGN SUBSIDIARY" means with respect to any Person any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

       "FTC" has the meaning specified in SECTION 4.01(i)(ii).

       "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

       "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the Closing Date.

       "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).

       "GROUP COMPANY" means any of the Borrower or its Subsidiaries (regardless of whether or not consolidated with the Borrower for purposes of GAAP), and "GROUP COMPANIES" means all of them, collectively.

       "GUARANTEE" means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing, intended to guarantee, or having the economic effect of guaranteeing, any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (iv) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee is made.

       "GUARANTORS" means, collectively, the Subsidiaries of the Borrower listed on SCHEDULE 6.15 and each other Subsidiary of the Borrower that shall be required to execute and deliver an Accession Agreement or other guaranty or guaranty supplement pursuant to SECTION 6.15.

       "GUARANTY" means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of EXHIBIT E, together with each other guaranty and guaranty supplement delivered pursuant to SECTION 6.15.

       "HAZARDOUS MATERIALS" means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

       "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

              (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

              (ii) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

              (iii) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

       "HEDGING PROVIDERS" means counterparties to any ABL Hedging Obligations that sign a Sharing Confirmation (as defined in the ABL Collateral Agency Agreement).

       "HIGH YIELD OFFERING" has the meaning specified in SECTION 6.16(b).

       "IMMATERIAL SUBSIDIARY" means any Subsidiary of the Borrower whose Total Assets equal $2,500,000 or less.

       "IMMATERIAL EXCLUDED SUBSIDIARY" means each Subsidiary of the Borrower listed on SCHEDULE 1.01(A) hereto, in each case for so long as such Subsidiary remains a Subsidiary of the Borrower.

       "INCUR" means, with respect to any Indebtedness, to incur (by merger, conversion, exchange or otherwise), create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and "INCURRENCE" and "INCURRED" shall have meanings correlative to the foregoing); PROVIDED that (i) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Person will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Person and (ii) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; PROVIDED that in each case the amount thereof is included in the Fixed Charges and Indebtedness of the Person or such Subsidiary as accrued to the extent required by the definitions of Fixed Charges and Indebtedness, respectively.

       "INDEBTEDNESS" means, with respect to any specified Person, all of the following, whether or not contingent:

              (i) all obligations of such Person in respect of borrowed money;

              (ii) all obligations of such Person evidenced by bonds, notes, debentures, surety bonds or similar instruments or drawn letters of credit (or reimbursement agreements in respect thereof);

              (iii) all obligations of such Person in respect of banker's acceptances;

              (iv) all obligations of such Person in respect of Capital Lease Obligations;

              (v) all obligations of such Person in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable or earn-out;

              (vi) all obligations of such Person representing Hedging Obligations;

              (vii) all obligations of such Person representing Preferred Stock of any Subsidiary of such Person valued at the greater of its voluntary or involuntary liquidation preference or maximum fixed repurchase price plus accrued dividends;

              (viii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and/or

              (ix) to the extent not otherwise included, all obligations of the specified Person in respect of the Guarantee by the specified Person of any Indebtedness of any other Person.

       For purposes hereof, the "maximum fixed repurchase price" of any Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Preferred Stock, as applicable, as if such Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement.

       The amount of the Indebtedness in respect of any Hedging Obligations at any time shall be equal to the net amount payable as a result of the termination of such Hedging Obligations at such time. Notwithstanding the foregoing, no operating lease of any store of the Borrower or any Subsidiary or residual liabilities with respect to assigned leaseholds shall be deemed to be Indebtedness. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

              (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

              (ii) the principal amount thereof, in the case of any other Indebtedness.

       "INDEMNIFIED TAXES" means Taxes, other than Excluded Taxes and Other Taxes, imposed on any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document.

       "INDEMNITEE" has the meaning specified in SECTION 10.04(B).

       "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" means the Indemnity, Subrogation and Contribution Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of EXHIBIT D.

       "INFORMATION" has the meaning specified in SECTION 10.07.

       "INITIAL LENDERS" means Banc of America Bridge LLC and Lehman Brothers Commercial Bank.

       "INITIAL LOAN" means shall have the meaning set forth in SECTION 2.01(a).

       "INITIAL MATURITY DATE" means the first anniversary of the Closing Date.

       "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof, substantially in the form of EXHIBIT J hereto, between the Collateral Agent, on behalf of the Secured Parties, and the ABL Collateral Agent, on behalf of the ABL Secured Parties.

       "INTEREST PAYMENT DATE" means the last Business Day of each March, June, September and December and the Final Maturity Date.

       "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Loan is disbursed and ending on the date three months thereafter; PROVIDED that:

              (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

              (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

       "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding in each case accounts receivable, credit card and debit card receivables, trade credit and advances to customers made in the ordinary course of business and residual liabilities with respect to assigned leaseholds).

       If the Person or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Person such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Person, then the Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Person or any of its Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

       "LANDLORD CONSENT AND ESTOPPEL" means with respect to any Leased Mortgaged Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to the Collateral Agent, pursuant to which such lessor agrees, for the benefit of the Collateral Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leased Mortgaged Property, such Leased Mortgaged Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if the Collateral Agent, any Lender or an Affiliate of either so acquires such Leased Mortgaged Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving the Collateral Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by the Collateral Agent within such period, such longer period as may reasonably be required) to cure such default and (iii) to such other matters relating to such Leased Mortgaged Property as the Collateral Agent may request.

       "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

       "LEASEHOLDS" means with respect to any Person all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

       "LEASED MORTGAGED PROPERTY" and "LEASED MORTGAGED PROPERTIES" have the respective meanings specified in SECTION 4.01(a)(iv).

       "LENDER" means each bank or other lending institution listed on SCHEDULE 2.01, each assignee that becomes a Lender pursuant to SECTION 10.06(b), and their respective successors.

       "LENDING OFFICE" means with respect to any Lender, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated in such Lender's Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans are to be made and maintained.

       "LETTER AGREEMENT" has the meaning specified in SECTION 6.16(a)(ii).

       "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

       "LOAN" means an Initial Loan or a Term Loan, as applicable.

       "LOAN DOCUMENTS" means, collectively, this Agreement, the Bridge Notes, the Guaranty, the Indemnity, Subrogation and Contribution Agreement, the Collateral Documents, each Perfection Certificate, each Accession Agreement, the Rate Cap Agreement and the Fee Letter.

       "LOAN PARTY" means the Borrower and each Guarantor, and "LOAN PARTIES" means any combination of the foregoing.

       "LUXCO SHARES" means the Equity Interests of A&P Luxembourg S.a.r.l., directly or indirectly owned by the Borrower.

       "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document, (iii) the rights of or benefits available to the Lenders under any Loan Document or (iv) the Collateral as a whole.

       "MATERIAL CONTRACT" means (i) the Supply Agreement, dated as of June 27, 2005 by and between the Borrower and C&S Wholesale Grocers, Inc. and (ii) any other agreement to which any Loan Party is a party the termination of which would have a Material Adverse Effect.

       "MATERIAL EXCLUDED SUBSIDIARY" means each Subsidiary of the Borrower listed on SCHEDULE 1.01(B) hereto, in each case for so long as such Subsidiary remains a Subsidiary of the Borrower.

       "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans) or Hedging Obligations, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000 (or its equivalent). For purposes of determining Material Indebtedness, the "principal amount" of the Hedging Obligations of the Borrower or any Subsidiary at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such

Subsidiary would be required to pay if such Hedging Obligations (and any agreements in respect thereof) were terminated at such time.

       "MERGER" means the merger of AcquisitionCo with and into the Target pursuant to, and in accordance with the terms of, the Acquisition Documents, with the Target as the surviving entity of said merger.

       "METRO SHARES" means the Class A subordinate shares of Metro Inc., directly or indirectly owned by the Borrower at any time.

       "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

       "MORTGAGE" means (i) in the case of owned real property interests, a mortgage or deed of trust, substantially in the form of, or otherwise substantially identical in substance to, the provisions of EXHIBIT F-5 hereto, among any Loan Party, the Collateral Agent and one or more trustees, as the same may be amended, modified or supplemented from time to time, or (ii) in the case of a Leasehold, a Leasehold mortgage or Leasehold deed of trust, substantially in the form of, or otherwise substantially identical in substance to, the provisions of EXHIBIT F-5 hereto, among any Loan Party, the Collateral Agent and one or more trustees, as the same may be amended, modified or supplemented from time to time.

       "MORTGAGE POLICIES" has the meaning specified in SECTION 4.01(a)(iv) hereto.

       "MORTGAGED PROPERTIES" means the real property interests of the Borrower and its Subsidiaries described in SCHEDULE 2(g) to the Perfection Certificate.

       "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

       "NET CASH PROCEEDS" means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof, (iii) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) in the case of any Asset Sale by a Subsidiary of the Borrower, payments to holders of Equity Interests in such Subsidiary in such capacity (other than such Equity Interests held by the Borrower or any of its Subsidiaries) and (vi) appropriate amounts to be provided by the Borrower or its Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; PROVIDED that (A) excess amounts set aside for payment of taxes pursuant to CLAUSE (ii) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (B) amounts initially held in reserve pursuant to CLAUSE (VI) no longer so held, will, in the case of each of SUBCLAUSES (a) and
(b), at that time become Net Cash Proceeds.

       "NET DEBT PROCEEDS" means with respect to any Debt Issuance by any Group Company, the excess, if any, of (i) the sum of the cash received in connection with such issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by such Group Company (or, in the case of taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States. Notwithstanding the foregoing, the Net Debt Proceeds shall not be reduced by any fees or charges related to a concurrent or related hedge, call spread, option, derivative or similar transaction.

       "NET EQUITY PROCEEDS" means with respect to any Equity Issuance by any Group Company, the excess, if any, of (i) the sum of the cash received in connection with such issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by such Group Company (or, in the case of taxes, any member thereof) in connection with such issuance. Notwithstanding the foregoing, the Net Equity Proceeds shall not be reduced by any fees or charges related to a concurrent or related hedge, call spread, option, derivative or similar transaction.

       "NET LOSS PROCEEDS" means, with respect to any Event of Loss, the proceeds in the form of (i) cash or Cash Equivalents and (ii) insurance proceeds from Condemnation Awards or damages awarded by any judgment, in each case received by the Borrower or any of its Subsidiaries from such Event of Loss, net of:

              (i) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including without limitation legal, accounting and appraisal or insurance adjuster fees);

              (ii) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

              (iii) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss;

              (iv) amounts required to be paid to any Person (other than the Borrower or any Subsidiary) owning a beneficial interest in the assets subject to the Event of Loss or having a Lien thereon; and

              (v) appropriate amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Borrower or any Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

       "OBLIGATIONS" means,   with   respect  to  each  Loan  Party,   without
duplication:

              (i) in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan under, or any Note issued pursuant to, this Agreement or any other Loan Document;

              (ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

              (iii) all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under SECTION 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;

              (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under
       SECTION 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and

              (v) in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower or such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor pursuant to this Agreement, the Guaranty or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

       "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Borrower by at least two officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, controller, the treasurer, assistant treasurer or the principal accounting officer of the Borrower, that meets the requirements of this Agreement.

       "ORGANIZATION DOCUMENTS" means: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

       "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than any property taxes or similar charges or levies imposed by a jurisdiction with which the Lender has or had any present or former connection, other than a connection arising solely from entering into, performing its obligations under, receiving a payment under or enforcing this Agreement or any other Loan Documents) arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; PROVIDED, HOWEVER, that any such taxes imposed on any assignment of Loans, any Assignment and Assumption agreements or any sales of participations in Loans shall not constitute "OTHER TAXES."

       "OWNED MORTGAGED PROPERTY" and "OWNED MORTGAGED PROPERTIES" have the respective meanings specified in SECTION 4.01(a)(iv).

       "PARTICIPANT" has the meaning specified in SECTION 10.06(d).

       "PARTICIPANT REGISTER" has the meaning specified in SECTION 10.06(d).

       "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

       "PERFECTION CERTIFICATE" means with respect to any Loan Party a certificate, substantially in the form of EXHIBIT F-3 to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent and duly executed by the a Responsible Officer of such Loan Party.

       "PERMITTED BUSINESS" means any business conducted or proposed to be conducted by the Borrower and its Subsidiaries on the date of this Agreement and other businesses reasonably related or ancillary thereto or extensions thereof.

       "PERMITTED HOLDERS" means (i) Tengelmann Warenhandelsgesellschaft, a partnership organized under the laws of Germany ("TENGELMANN"), (ii) each Affiliate of Tengelmann, (iii) each partner of Tengelmann and the respective members of their immediate families and (iv) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more of the Persons described in the preceding CLAUSES (i), (ii) and
(iii).

       "PERMITTED INVESTMENTS" means:

              (i) any Investment in the Borrower or in a Subsidiary of the Borrower;

              (ii) any Investment in cash or Cash Equivalents;

              (iii) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with SECTION 7.04 or any disposition of assets or rights not constituting an Asset Sale by reason of the $7,500,000 threshold contained in the definition thereof;

              (iv) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

              (v) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

              (vi) advances to customers, franchises or suppliers in the ordinary course of business;

              (vii) commission, payroll, travel and similar advances to officers and employees of the Borrower or any of its Subsidiaries in the ordinary course of business;

              (viii) Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;

              (ix) loans or advances to employees of the Borrower or any of its Subsidiaries in an aggregate amount outstanding not to exceed $1,000,000;

              (x) other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this CLAUSE (x) since the Closing Date, not to exceed $10,000,000;

              (xi) Investments existing on the Closing Date and any extensions, renewals and replacements thereof that in each case do not materially increase the amount thereof;

              (xii) Guarantees of Indebtedness permitted to be incurred by the primary obligor pursuant to the covenant described under SECTION 7.02; and

              (xiii) Investments which are held by a Subsidiary that is acquired after the Closing Date or Investments of a Person merged into the Borrower or a Subsidiary after the Issue Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

       "PERMITTED LIENS" means:

              (i) subject to the priorities established by the Intercreditor Agreement, any Lien on Collateral (A) granted in favor of the Secured Parties securing the Obligations and/or (B) granted in favor of one or more trustees securing the obligations of the Borrower and its Subsidiaries under one or more High Yield Offerings issued in accordance with SECTION 6.16, in each case, existing at the Closing Date or granted thereafter;

              (ii) any Lien on any assets or property of the Borrower or any of its Subsidiaries granted in favor of a Hedging Provider securing ABL Hedging Obligations pursuant to CLAUSE (vii) of SECTION 7.02;

              (iii) any Lien on Collateral (other than Bermuda Collateral and Luxco Shares) which secures any Credit Facility incurred pursuant to CLAUSE (i) of SECTION 7.02; PROVIDED that any such Lien on Bridge Primary Collateral shall only be permitted to the extent it is subordinated to the Lien granted in favor of the Secured Parties in such Bridge Primary Collateral in accordance with the provisions of the Intercreditor Agreement;

              (iv) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any of its Subsidiaries; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Subsidiary;

              (v) Liens on property existing at the time of acquisition thereof by the Borrower or any of its Subsidiaries; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Borrower or the Subsidiary;

              (vi) Liens existing on the Closing Date and listed on SCHEDULE 1.01(C) hereto and any modification, replacements, renewals or extensions thereof; PROVIDED that (A) the Lien does not extend to any additional property, the (B) the amount secured or benefited thereby is not increased, (C) the direct or any contingent obligor with respect thereto is not changed and (D) any renewal, extension or modification of the obligations secured or benefited by such Liens is permitted by SECTION 7.02.

              (vii) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; PROVIDED that (A) the Incurrence of such Indebtedness was not prohibited by this Agreement and (B) such defeasance or satisfaction and discharge is not prohibited by this Agreement;

              (viii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by CLAUSE (IV) of SECTION 7.02; PROVIDED that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness;

              (ix) Liens on cash or Cash Equivalents securing Hedging Obligations of the Borrower or any of its Subsidiaries (A) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (B) securing letters of credit that support such Hedging Obligations; PROVIDED that the aggregate Fair Market Value of all cash and Cash Equivalents subject to such Liens pursuant to this CLAUSE
       (ix) shall not at any time exceed $5,000,000;

              (x) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other social security obligations;

              (xi) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business, including Liens in favor of the Collateral Agent;

              (xii) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness;

              (xiii) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

              (xiv) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

              (xv) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary thereof on deposit with or in possession of such bank;

              (xvi) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

              (xvii) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

              (xviii) Liens of franchisors in the ordinary course of business not securing Indebtedness;

              (xix) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith;

              (xx) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that or are being contested being contested in good faith by appropriate proceedings;

              (xxi) deposits in the ordinary course of business to secure liability to insurance carriers;

              (xxii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

              (xxiii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and
       (B) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

              (xxiv) Liens on cash and Cash Equivalents to secure letters of credit for the account of any Person that were in existence prior to, and not in contemplation of, the acquisition of such Person by the Borrower or any of its Subsidiaries pending the replacement thereof with letters of credit issued under the ABL Credit Agreement; PROVIDED that the aggregate Fair Market Value of all cash and Cash Equivalents subject to such Liens pursuant to this CLAUSE (xxiv) shall not at any time exceed $10,000,000;

              (xxv) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any obligations secured by any Lien referred to in the foregoing CLAUSES (iv), (v) and
       (vi); PROVIDED, HOWEVER, that (A) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus improvements on such property or assets) and (B) the obligations secured by such Lien at such time are not increased to any amount greater than the sum of (x) the outstanding amount or, if greater, committed amount of the Indebtedness described under CLAUSES (iv), (v), and (vi) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

              (xxvi) Liens not otherwise permitted herein not exceeding $2,500,000 at any time.

       "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

       "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

       "PLATFORM" has the meaning specified in SECTION 6.01.

       "PLEDGE AGREEMENT" means the Pledge Agreement, substantially in the form of EXHIBIT F-2 hereto, dated as of the date hereof among the Borrower, the Guarantors and the Collateral Agent.

       "PLEDGED COLLATERAL" has the meaning specified for the term "Collateral" in the Pledge Agreement.

       "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

       "PRINCIPAL PROPERTY" has the meaning ascribed to it in the QUIBS
Indenture.

       "PUBLIC LENDER" has the meaning specified in SECTION 6.01.

       "PURCHASE MONEY OBLIGATION" means Indebtedness of the Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Borrower or any Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; PROVIDED, HOWEVER, that (i) the amount of such Indebtedness shall not exceed such purchase price or cost and payment plus applicable taxes, and (ii) such Indebtedness shall be incurred within one year of such acquisition of such asset by the Borrower or such Subsidiary or such installation, construction or improvement.

       "QUIBS" means all of the Borrower's outstanding 9?% Senior Quarterly Interest Bonds due 2039 issued under the QUIBS Indenture.

       "QUIBS INDENTURE" means the Borrower's indenture, dated as of January 1, 1991, governing the QUIBS.

       "RATE CAP" means the rate cap set forth in the Rate Cap Agreement.

       "RATE CAP AGREEMENT" means the letter agreement designated as such date the date hereof among the Borrower, the Administrative Agent and the Initial Lenders.

       "RATE INCREASE DATE" means (i) initially, the earlier of (A) the 30th day after the Closing Date and (B) the date on which (x) the Borrower files a universal shelf registration statement with the SEC which becomes effective automatically upon filing with the SEC or (y) the universal shelf registration statement filed by the Borrower is declared effective by the SEC and (ii) thereafter, each day numerically corresponding to the day referred to in clause
(i) occurring in each successive calendar month, PROVIDED that if there is no numerically corresponding day in any successive calendar month, then the Rate Increase Date in such calendar month shall occur on the last day of such calendar month.

       "REAL PROPERTY" means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

       "REGISTER" has the meaning specified in SECTION 10.06(c).

       "REGULATION D, O, T, U OR X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

       "RELATED DOCUMENTS" means the Acquisition Documents, the ABL Documents and the Loan Documents, collectively, and "RELATED DOCUMENT" means any one of them.

       "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

       "REPLACEMENT ASSETS" means (i) assets (other than cash or Cash Equivalents) that will be used or useful in a Permitted Business, (ii) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Subsidiary of such Person or (iii) a combination thereof.

       "REQUIRED LENDERS" means, as of any date of determination, Lenders holding more than 50% of the Facility on such date; PROVIDED, that if the Initial Lenders collectively hold 50% or less of the Facility on such date, the term "Required Lenders" shall mean the Initial Lenders holding 50% or more of the Loans then held by the Initial Lenders.

       "RESPONSIBLE OFFICER" means the chief executive officer, president, vice-president, chief financial officer, treasurer, assistant treasurer, secretary, assistant secretary, or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

       "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

       "RESTRICTED PAYMENT" has the meaning set forth in SECTION 7.05.

       "SAS 100" has the meaning specified in SECTION 6.16(f).

       "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and any successor thereto.

       "SEC" means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

       "SECURED PARTIES" means, collectively, each Lender, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to SECTION 9.05, the Collateral Agent and each Indemnitee and their respective successors and assigns and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

       "SECURITY AGREEMENT" means the Security Agreement, substantially in the form of EXHIBIT F-1 hereto, dated as of the date hereof among the Borrower, the Guarantors and the Collateral Agent.

       "SERIES A WARRANTS" means the Series A warrants to purchase 4,657,377.61 shares of common stock of the Borrower, par value $1.00 per share, at an exercise price of $18.36 per share (subject to adjustment) pursuant to the Amended and Restated Warrant Agreement, dated as of March 4, 2007, among the Borrower, Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P. and Yucaipa American Alliance Fund I, L.P.

       "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act, as in effect on the Closing Date.

       "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (ii) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (v) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all Guarantees and contingent obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

       "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. The Stated Maturity of any intercompany Indebtedness payable upon demand shall be the date of demand of payment under such Indebtedness.

       "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Borrower or any Guarantor that is subordinated in right of payment to the Loans or the Guarantee of such Guarantor, respectively (it being understood that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or being secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other agreements giving one or more of such holders priority over the other holders to the collateral held by them).

       "SUBSIDIARY" means, with respect to any specified Person:

              (i) any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

              (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
       (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

       "TAKEOUT SECURITIES" means any debt or equity securities (including securities convertible or exchangeable into or exercisable for equity securities, equity-linked securities or hybrid debt-equity securities and any concurrent or related hedge, call spread, option, derivative or similar transaction) of the Borrower or any of its Subsidiaries.

       "TARGET" means Pathmark Stores, Inc., a Delaware corporation.

       "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

       "TAX STATUS CERTIFICATE" has the meaning specified in SECTION 3.01(E).

       "TERM LOAN" has the meaning specified in SECTION 2.01(B).

       "TOTAL ASSETS" means, with respect to any Person, the total amount of all assets of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of such Person.

       "TRANSACTION" means the events contemplated by the Related Documents.

       "UCC" means the Uniform Commercial Code as in effect in the State of New York; PROVIDED that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

       "UNITED STATES" and "US" mean the United States of America.

       "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

       "WHOLLY-OWNED SUBSIDIARY" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

       SECTION 1.02 OTHER INTERPRETATIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

       (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION." The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institution or otherwise (subject to any restrictions on such amendments, restatements, modifications, renewals, refundings, replacements or refinancings set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns,
(iii) the words "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

       (b) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING," the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING," and the word "THROUGH means "TO AND INCLUDING."

       (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

       SECTION 1.03 ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the audited consolidated financial statements of the Borrower as of the Closing Date, except as otherwise specifically prescribed herein. Unless otherwise specified herein, all defined financial terms (and all other definitions used to determine such terms) shall be to those determined and computed in respect of the Borrower and its Subsidiaries.

       SECTION 1.04 ROUNDING. Any financial ratios required to be satisfied by the Borrower in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

       SECTION 1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II
                            THE COMMITMENTS AND LOANS

       SECTION 2.01 THE LOANS.

       (a) INITIAL LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan (collectively, the "INITIAL LOANS") to the Borrower on the Closing Date in an amount not to exceed such Lender's Applicable Percentage of the Facility. Amounts borrowed in respect of Initial Loans under this SECTION 2.01(a) and repaid or prepaid may not be reborrowed.

       (b) TERM LOANS. Subject to satisfaction of the conditions set forth in
SECTION 4.02 and to the other terms and conditions hereof and in reliance upon the representations and warranties of the Borrower herein set forth, the Borrower and each Lender severally agree that the aggregate principal amount of all Initial Loans of each Lender outstanding and not otherwise repaid in full in cash on or prior to the Initial Maturity Date shall automatically be converted into (and each Lender shall thereupon be deem to have made) a term loan (individually, a "TERM LOAN" and collectively, the "TERM LOANS") on the Initial Maturity Date. Upon the conversion of the Initial Loans into Term Loans in accordance with this SECTION 2.01(b), each Lender shall cancel on its records a principal amount of the Initial Loans held by such Lender corresponding to the principal amount of Term Loans deemed to be made by such Lender, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion of such Initial Loans into Term Loans in accordance with this SECTION 2.01(b). Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

       SECTION 2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

       (a) The Initial Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Such notice must be received by the Administrative Agent not later than 11:00 A.M. three Business Days prior to the requested Closing Date. The Borrower shall give the Administrative Agent notice, which may be given by telephone and which shall be irrevocable once given of its intent to convert outstanding Initial Loans into Term Loans pursuant to SECTION 2.01(b). Such notice must be received by the Administrative Agent not later than 11:00 A.M. three Business Days prior to the Initial Maturity Date. Telephonic notice by the Borrower pursuant to this
SECTION 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing Notice (whether telephonic or written) shall specify (i) the requested date of the borrowing or conversion, as applicable, of the Loans (which shall be a Business Day), (ii) the principal amount of Loans to be borrowed or converted and (iii) the wire transfer instructions.

       (b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Facility of the applicable Loans. In the case of the borrowing of the Initial Loans, each Lender shall make the amount of its Initial Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 P.M. on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the Borrowing Notice.

       (c) Except as otherwise provided herein, a Eurodollar Rate Loan shall automatically be continued on the last day of each Interest Period for an additional Interest Period.

       (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period upon determination of such interest rate.

       SECTION 2.03 EXCHANGE NOTES

       (a) No later than the Initial Maturity Date, the Borrower shall (i) select an Exchange Note Trustee, (ii) enter into the Exchange Note Indenture and
(iii) cause counsel to the Borrower to deliver to the Administrative Agent an executed legal opinion in form and substance customary for a transaction of that type to be mutually agreed upon by the Borrower and the Administrative Agent (including, without limitation, with respect to due authorization, execution and delivery; validity; and enforceability of the Exchange Documents referred to in CLAUSE (ii) above).

       (b) Upon the written request (the "EXCHANGE REQUEST") of the holders of Term Loans (or beneficial owner of a portion thereof) representing in excess of an aggregate principal amount of $50,000,000, the Borrower shall:

              (i) execute and deliver, cause each other Loan Party to execute and deliver, and cause the Exchange Note Trustee to execute and deliver, the Exchange Note Indenture if such Exchange Note Indenture has not previously been executed and delivered; and

              (ii) execute and deliver to such holder or beneficial owner in accordance with the Exchange Note Indenture an Exchange Note bearing interest as set forth therein in exchange for such Term Loan dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Loan (or portion thereof) being exchanged.

       The Exchange Request shall specify the principal amount of the Term Loans to be exchanged pursuant to this Section (which shall be at least $25,000,000 per Lender and integral multiples of $1,000,000 in excess thereof or the entire remaining aggregate principal amount of the Term Loans of such Lender), provided the aggregate principal amount of Term Loans to be exchanged by all Lenders pursuant to this Section exceeds $50,000,000. Term Loans delivered to the Borrower under this Section in exchange for Exchange Notes shall be canceled by the Borrower, and the corresponding amount of the Term Loans deemed repaid and satisfied by the exchange of such Term Loans into Exchange Notes and the Exchange Notes shall be governed by and construed in accordance with the terms of the Exchange Note Indenture.

       SECTION 2.04 MATURITY

       (a) The aggregate unpaid principal amount of the Initial Loans shall mature and shall be due and payable, together with accrued unpaid interest thereon, on the Initial Maturity Date, except that such Initial Loans shall not be required to be repaid to the extent converted into Term Loans in accordance with the terms and conditions set forth in this Agreement.

       (b) The aggregate unpaid principal amount of Term Loans shall mature and shall be due and payable, together with accrued interest thereon, on the Final Maturity Date.

       SECTION 2.05 PREPAYMENTS.

       (a) OPTIONAL. The Borrower may at its option, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 A.M. three Business Days prior to any date of prepayment; and (ii) any prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued and unpaid interest to the prepayment date on the amount prepaid, together with any additional amounts required pursuant to
SECTION 3.05. Each prepayment of the outstanding Loans pursuant to this SECTION 2.05(A) shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

       (b) MANDATORY.

              (i) BERMUDA AND LUXCO SHARES. The Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received from any sale or other disposition of any Bermuda Shares or Luxco Shares immediately upon receipt thereof, together with accrued and unpaid interest to the prepayment date and any additional amounts required pursuant to SECTION 3.05, but without premium or penalty.

              (ii) OTHER DISPOSITIONS. Except to the extent such amounts are required to be paid to the ABL Lenders under the ABL Credit Agreement and except for any pro rata amount required to be paid to any holders of Exchange Notes who have accepted an "Excess Proceeds Offer" pursuant to the Exchange Notes Indenture, if any Loan Party or any of its Subsidiaries consummates an Asset Sale of or experiences an Event of Loss (other than an Asset Sale or Event of Loss covered by CLAUSE (i) above) with respect to any property which results in the realization by such Person of Net Cash Proceeds or Net Loss Proceeds, as the case may be, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds or Net Loss Proceeds, as the case may be, within three Business Days following receipt thereof by such Person, together with accrued and unpaid interest to the prepayment date and any additional amounts required pursuant to SECTION 3.05, but without premium or penalty; PROVIDED, HOWEVER, that, with respect to an amount of Net Cash Proceeds and/or Net Loss Proceeds not to exceed $25,000,000 per year, which Net Cash Proceeds and/or Net Loss Proceeds, as applicable, were realized as a result of an Asset Sale or Event of Loss with respect to stores, warehouses and other assets occurring in the ordinary course of business and consistent with past practice, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Asset Sale or receipt of such Net Loss Proceeds, as applicable), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds or Net Loss Proceeds, as the case may be, in property or assets used or useful in a Permitted Business; PROVIDED that such reinvestment occurs within 15 months after the date of such Asset Sale or receipt of Net Loss Proceeds or, if the Borrower or another Loan Party shall have entered into binding commitments with respect to such reinvestment within 12 months after the date of such Asset Sale or receipt of Net Loss Proceeds, such reinvestment occurs within 180 days after the date of such commitment (in each case, as certified by the Borrower in an Officers' Certificate to the Administrative Agent); and PROVIDED FURTHER, HOWEVER, that any Net Cash Proceeds not subject to such definitive commitment or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this SECTION 2.05(b)(ii).

              (iii) EQUITY ISSUANCES. Except upon any issuance of Takeout Securities in accordance with SECTION 6.16 or other Equity Issuance of equity securities (excluding an Excluded Issuance) and except to the extent such amounts are required to be paid to the ABL Lenders under the ABL Credit Agreement, upon any other Equity Issuance (excluding any Excluded Issuance), in each case by any Loan Party or any of its Subsidiaries, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Equity Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary, together with accrued and unpaid interest to the prepayment date and any additional amounts required pursuant to SECTION 3.05, but without premium or penalty.

              (iv) DEBT ISSUANCES. Upon any Debt Issuance by any Loan Party or any of its Subsidiaries in accordance with SECTION 6.16 or other Debt Issuance of debt securities and, except to the extent such amounts are required to be paid to the ABL Lenders under the ABL Credit Agreement, upon any other Debt Issuance ( in each case other than (A) Indebtedness in an amount not to exceed $675,000,000 expressly permitted to be incurred or issued pursuant to SECTION 7.02(I) and (B) the Loans or other Indebtedness expressly permitted to be incurred or issued pursuant to
       SECTION 7.02(ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii),
       (xiv), (xv) or (xvi)), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Debt Proceeds (before payment of any fees or other charges related to the incurrence or issuance of such Indebtedness) received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary, together with accrued and unpaid interest to the prepayment date and any additional amounts required pursuant to
       SECTION 3.05, but without premium or penalty.

              (v) CHANGE OF CONTROL. If a Change of Control occurs at any time when Loans are outstanding, each Lender will have the right to require the Borrower to prepay that Lender's Loans (in whole or in part as specified in a written notice from such Lender to the Borrower but in the case of any partial prepayment, in minimum increments of $1,000,000). Upon the occurrence of any Change of Control, the Borrower will mail a notice to each Lender with a copy to the Administrative Agent stating that a Change of Control has occurred and offering to prepay Loans in full in cash, together with accrued and unpaid interest thereon to the date of prepayment and any additional amounts required pursuant to
       Section 3.05, but without premium or penalty, on a date not later than the 30th day following the date such notice is mailed (the "CHANGE OF CONTROL PREPAYMENT DATE"). Each Lender shall thereafter have the right to accept or decline such offer at any time up to and including the Business Day immediately preceding the Change of Control Prepayment Date; any Lender which does not accept such offer within such time shall be deemed to have declined such prepayment offer. Upon receipt of notice from a Lender of its acceptance of such prepayment offer, the Borrower shall prepay the Loans of such Lender (or the portion thereof with respect to which such prepayment offer was accepted as specified by such Lender) in full in cash, together with accrued and unpaid interest to the date of prepayment and any additional amounts required pursuant to SECTION 3.05, but without premium or penalty, on the Change of Control Prepayment Date.

       SECTION 2.06 TERMINATION OF COMMITMENTS. The Aggregate Commitments shall be automatically and permanently reduced to zero on the Closing Date, after giving effect to the Initial Loans on the Closing Date.

       SECTION 2.07 INTEREST.

       (a) STATED INTEREST.

              (i) Subject to the provisions of SECTIONS 2.07(b), 3.02 and 3.03, each Initial Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made until the earlier of the date of repayment thereof and the Initial Maturity Date at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the Interest Period during which such day occurs PLUS the Applicable Rate then in effect; PROVIDED, HOWEVER, that, except as provided in SECTION 2.07(b), the interest rate applicable to the Initial Loans may not exceed the Rate Cap.

              (ii) Subject to the provisions of SECTIONS 2.07(b), 3.02 and 3.03, each Term Loan shall bear interest on the outstanding principal amount thereof for each day from the Initial Maturity Date until the earliest of the date of repayment thereof, the date such Term Loan is exchanged for Exchange Notes in accordance with SECTION 2.03 and the Final Maturity Date at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the Interest Period during which such day occurs PLUS the Applicable Rate then in effect; PROVIDED, HOWEVER, that except as provided in
       SECTION 2.07(b), that the interest rate applicable to the Term Loans may not exceed the Rate Cap.

       (b) DEFAULT INTEREST.

              (i) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

              (ii) While any Event of Default described in SECTION 8.01(h), (i) or (j) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder or under any other Loan Document at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

              (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

       (c) PAYMENTS OF INTEREST.

              (i) Interest on the Initial Loans and the Term Loans shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.

              (ii) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

       SECTION 2.08 FEES.

       (a) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

       (b) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

       SECTION 2.09 COMPUTATION OF INTEREST AND FEES. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

       SECTION 2.10 EVIDENCE OF DEBT. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Initial Loans or Term Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

       SECTION 2.11 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

       (a) GENERAL. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided for herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 P.M. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 P.M. shall be deemed received on the next succeeding Business day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

       (b) FUNDING AND PAYMENTS; PRESUMPTIONS.

              (i) FUNDING BY LENDERS; PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Closing Date that such Lender will not make available to the Administrative Agent such Lender's Initial Loan, the Administrative Agent may assume that such Lender has made such Initial Loan available on such date in accordance with SECTION 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Initial Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate then applicable to the Loans in accordance with SECTION 2.08. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Initial Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Initial Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

              (ii) PAYMENTS BY BORROWER; PRESUMPTIONS BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

       A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this SUBSECTION (b) shall be conclusive, absent manifest error.

       (c) FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender makes available to the Administrative Agent funds for the Initial Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loan set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender without interest.

       (d) OBLIGATIONS OF LENDERS SEVERAL. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to SECTION 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under SECTION 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under SECTION 10.04(c).

       (e) FUNDING SOURCE. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

       (f) INSUFFICIENT FUNDS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

       SECTION 2.12 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, PROVIDED that:

              (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

              (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

       Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

       SECTION 3.01 TAXES.

       (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

       (b) PAYMENT OF OTHER TAXES BY THE BORROWER. Without limiting the provisions of SUBSECTION (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

       (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, which provides in reasonable detail the manner in which such amount was determined, delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

       (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

       (e) STATUS OF LENDERS.

       Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

              (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

              (ii) duly completed copies of Internal Revenue Service Form
       W-8ECI;

              (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate substantially in the form of EXHIBIT K (any such certificate, a "TAX STATUS CERTIFICATE") to the effect that (1) such Foreign Lender is not (x) a "bank" within the meaning of section 881(c)(3)(A) of the Code,
       (2) such Foreign Lender is not a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, (3) such Foreign Lender is not a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code, and (4) for U.S. federal income tax purposes, interest payments to be received by such Foreign Lender hereunder are not effectively connected with the conduct of a trade or business in the United States (if any) by such Foreign Lender, and (B) duly completed copies of Internal Revenue Service Form W-8BEN;

              (iv) to the extent a Foreign Lender is not the sole beneficial owner of the Loans owing to such Foreign Lender, Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, Tax Status Certificate, Form W-9 or Form W-8IMY from each beneficial owner, as required; or

              (v) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

       In addition, upon a change in circumstances relating to a Foreign Lender that renders obsolete any form or certificate previously delivered by such Foreign Lender to the Borrower or the Administrative Agent, such Foreign Lender shall promptly either deliver to the Borrower and the Administrative Agent further copies of any such form or certificate (or any applicable successor form) or notify the Borrower and the Administrative Agent that such Foreign Lender is unable to do so.

       Each Lender is a United States person within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) duly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to U.S. federal backup withholding tax.

       (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), PROVIDED that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

       SECTION 3.02 ILLEGALITY. If any Lender (acting reasonably) determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue its Loans as Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Following such notice, all Eurodollar Rate Loans of such Lender shall be converted to Base Rate Loans, either on the last day of the then current Interest Period, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and such Loans shall continue to be maintained as Base Rate Loans until such Lender notified the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist, whereupon such Loans shall be re-converted into Eurodollar Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

       SECTION 3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine for any reason that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the amount of the Eurodollar Rate Loans for the relevant Interest Period, (ii) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for such Interest Period, or
(iii) the Eurodollar Base Rate for any Interest Period does not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans; the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein and (ii) all Eurodollar Rate Loans shall be converted into, and thereafter continue to be maintained as, Base Rate Loans until the time the circumstances described in this SECTION 3.03 no longer exist.

       SECTION 3.04 INCREASED COSTS.

       (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder);

              (ii) subject any Lender (or its Lending Office) to any Tax of any kind whatsoever with respect to this Agreement, or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Indemnified Taxes or Other Taxes covered by SECTION 3.01 and (B) the imposition of, or any change in the rate of, (X) any Taxes described in clauses (i) through (iv) of the definition of Excluded Taxes (whether or not imposed on any payment hereunder or under any other Loan Document) or (Y) any estate, gift, inheritance, transfer or similar Taxes); or

              (iii) impose on any Lender (or its Lending Office) or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower agrees to pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

       (b) CAPITAL REQUIREMENTS. If any Lender (acting reasonably) determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

       (c) CERTIFICATES FOR REIMBURSEMENT. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in SUBSECTION
(a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

       (d) DELAYS IN REQUESTS. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

       SECTION 3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower agrees to promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

              (i) any continuation, payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

              (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, convert or continue any Loan on the date or in the amount notified by the Borrower;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

       For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Adjusted Eurodollar Rate for such Loan by a matching deposit or, other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

       SECTION 3.06 MITIGATION OBLIGATIONS. If any Lender requests compensation under SECTION 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, or if any Lender gives a notice pursuant to SECTION 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to SECTION 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

       SECTION 3.07 SURVIVAL. All of the Borrower's obligations under this
ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                          CONDITIONS PRECEDENT TO LOANS

       SECTION 4.01 CONDITIONS TO INITIAL LOANS. The obligation of each Lender to make its Initial Loan hereunder is subject to the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:

       (a) DELIVERABLES. The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

              (i) executed counterparts of this Agreement, the Guaranty and the Indemnity, Subrogation and Contribution Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

              (ii) a Bridge Note executed by the Borrower in favor of each Lender requesting an Bridge Note;

              (iii) executed counterparts of the Security Agreement, the Pledge Agreement and all other Collateral Documents, duly executed by each Loan Party, together with:

                     (A) a Perfection Certificate from each Loan Party;

                     (B) appropriate financing statements (Form UCC-1 or such
              other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the Uniform Commercial Code or other applicable local Law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;

                     (C) copies of reports from CT Corporation or another
              independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements, notices of tax, PBGC or judgment liens or similar notices that name the Borrower, any other Loan Party, as such (under its present name and any previous name used by it within the past five years and, if requested by the Collateral Agent, under any trade names), as debtor or seller that are filed in the jurisdictions referred to in CLAUSE (b) above or in any other jurisdiction in which any Loan Party has its chief executive officer if reasonably requested by the Collateral Agent having files which must be searched in order to determine fully the existence of the Uniform Commercial Code security interests, notices of the filing of federal tax Liens (filed pursuant to Section 6323 of the Code), Liens of the PBGC (filed pursuant to Section 4068 of ERISA) or judgment Liens on any Collateral, together with copies of such financing statements, notices of tax, PBGC or judgment Liens or similar notices (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local Law) authenticated and authorized for filing);

                     (D) searches of ownership of intellectual property in the
              appropriate governmental offices and such patent, trademark and/or copyright filings as may be requested by the Collateral Agent to the extent necessary or reasonably advisable to perfect the Collateral Agent's security interest in intellectual property Collateral;

                     (E) all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, otherwise accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent; and

                     (F) evidence of the completion of all other filings and
              recordings of or with respect to the Collateral Documents and of all other actions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created and perfected by the Collateral Documents (including receipt of duly executed payoff letters, UCC-3 termination statements);

              (iv) fully executed and notarized Mortgages encumbering the fee interest of the Loan Parties in each real property asset owned by a Loan Party listed on SCHEDULE 2(g) to the Perfection Certificate (each an "OWNED MORTGAGED PROPERTY" and, collectively, the "OWNED MORTGAGED PROPERTIES") and the leasehold interest of the Loan Parties in each real property asset leased by a Loan Party listed on SCHEDULE 2(g) to the Perfection Certificate (each a "LEASED MORTGAGED PROPERTY" and, collectively, the "LEASED MORTGAGED PROPERTIES" and, together with the Owned Mortgaged Properties, each a "MORTGAGED PROPERTY" and, collectively, the "MORTGAGED PROPERTIES"), together with such UCC-1 financing statements or similar notices as the Collateral Agent shall reasonably deem appropriate with respect to each such Mortgaged Property, together with:

                     (A) evidence that counterparts of the Mortgages have been
              duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first or second, as the case may be, and subsisting Lien (subject only to Permitted Liens arising under the ABL Credit Documents or otherwise which have priority over the Lien of the Collateral Agent by operation of Applicable Law or otherwise reasonably acceptable to the Administrative Agent) on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties;

                     (B) draft binders for American Land Title Association
              Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES"), with endorsements and in amounts acceptable to the Administrative Agent, to be issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics' and materialmen's Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable;

                     (C) to the extent requested by the Administrative Agent
              and/or delivered to the ABL Administrative Agent, American Land Title Association/American Congress on Surveying and Mapping form surveys within ninety (90) days after the Effective Date (or such later date, if any, as the Administrative Agent may agree in writing in its sole discretion), for which all necessary fees (where applicable) have been paid, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent;

                     (D) to the extent requested by the Administrative Agent
              and/or delivered to the ABL Administrative Agent, engineering, soils and other reports as to the properties described in the Mortgages, from professional firms acceptable to the Administrative Agent;

                     (E) to the extent requested by the Administrative Agent
              and/or delivered to the ABL Administrative Agent, Landlord Consent and Estoppels executed by each of the lessors of the leased real properties listed on SCHEDULE 2(g) to the Perfection Certificate, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent; and

                     (F) evidence of the insurance required by the terms of the
              Mortgages.

              (v) a short form assignment or grant of security interest in intellectual property, in substantially the form of Exhibit A to the Security Agreement (for patents and trademarks) or Exhibit B to the Security Agreement (for copyrights), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens in intellectual property created under Security Agreement and under such short form assignments or grants of security interests has been taken;

              (vi) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, together with:

                     (A) a certificate as to the good standing of each Loan
              Party, as of a recent date, from the Secretary of State or other applicable authority of its respective jurisdiction of organization and from each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, together in each case, to the extent generally available, with a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each such jurisdiction;

                     (B) a certificate of the Secretary or Assistant Secretary
              (or in the case of the Subsidiaries listed in SCHEDULE 4.01(vi)(b) hereto, a Responsible Officer) of each Loan Party dated the Closing Date and certifying (1) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing from its jurisdiction of organization furnished pursuant to CLAUSE (a) above; (2) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of such Loan Party, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in CLAUSE (3) below, (3) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

                     (C) a certificate of another officer as to the incumbency
              and specimen signature of the Secretary or Assistant Secretary (or in the case of the Subsidiaries listed in SCHEDULE 4.01(vi)(b) hereto, a Responsible Officer) executing the certificate pursuant to CLAUSE (b) above; and

                     (D) such other corporate or other constitutive or
              organizational documents as the Administrative Agent or Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Administrative Agent, may reasonably request;

              (vii) a favorable written opinion of Cahill, Gordon & Reindel LLP, special counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Closing Date, substantially in the form of EXHIBIT D-1 hereto and covering such additional matters incident to the transactions contemplated hereby as the Administrative Agent or the Required Lenders may reasonably request;

              (viii) from special local counsel to the Borrower and the other Loan Parties (which counsel shall be reasonably satisfactory to the Administrative Agent) for each State agreed between the Borrower and the Administrative Agent prior to the Closing Date, a favorable written opinion addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Closing Date, substantially in the form of EXHIBIT D-2 or D-3 hereto, as applicable, (or the relevant portions thereof) and covering such additional matters incident to the transactions contemplated hereby as the Administrative Agent or the Required Lenders may reasonably request;

              (ix) a certificate signed by a Responsible Officer of the Borrower certifying that (A) the conditions specified in CLAUSE (j) below have been satisfied and (B) the conditions set forth in CLAUSE (i) of this Section have been satisfied;

              (x) certificates, substantially in the form of EXHIBIT H, attesting to the Solvency of the Loan Parties before and after giving effect to the Transaction, from the chief financial officer of the Borrower;

              (xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

              (xii) a Notice of Borrowing in accordance with the requirements of
       SECTION 2.02; and

              (xiii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender reasonably may require.

       (b) ADMINISTRATIVE AGENT AND ARRANGERS' FEES. All fees required to be paid to the Administrative Agent, the Arrangers and the Initial Lenders on or before the Closing Date shall have been paid.

       (c) COUNSEL FEES. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (PROVIDED that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

       (d) CLOSING DATE. The Closing Date shall have occurred on or before December 31, 2007.

       (e) FINANCIAL INFORMATION. The Administrative Agent and the Lenders shall have received (i) copies of the audited, unaudited, pro forma and other financial statements, schedules and information of the Borrower and its Subsidiaries and the Target and its Subsidiaries of the type that would be required in a registered public offering on Form S-1 under the Securities Act and/or that would be necessary for the Arrangers to receive customary "comfort" (including "negative assurance" comfort ) from independent accountants of the Borrower and the Target in connection with the offering of the Exchange Notes (but excluding information required by Regulation S-X Rule 3-10 to the extent not available after the Borrower's use of commercially reasonable efforts); and (ii) forecasts prepared by management of the Companies on a quarterly basis for the first year following the Effective Date and on an annual basis for each year thereafter through the Maturity Date.

       (f) ABL CREDIT FACILITY. On or prior to the Closing Date, all conditions to drawing under the ABL Credit Agreement shall have been satisfied and, after giving effect to drawings thereunder on the Closing Date, the Borrower shall have at least $200,000,000 in Excess Availability (as defined in the ABL Credit Agreement as in effect on the date hereof) thereunder.

       (g) CONSUMMATION OF THE ACQUISITION. On or prior to the Closing Date, there shall have been delivered to the Administrative Agent true and correct copies of all Acquisition Documents, certified as such by a Responsible Officer of the Borrower, and all terms and conditions of the Acquisition Documents shall be in form and substance reasonably satisfactory in all material respects to the Arrangers (it being acknowledged that the draft of the Acquisition Agreement dated March 2, 2007 is satisfactory to the Arrangers). The Acquisition, including all of the terms and conditions thereof, and including, without limitation, the Merger, shall have been duly approved by the board of directors and (if required by applicable Law) the shareholders of the Group Companies party thereto, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The Acquisition shall have been consummated in accordance with all applicable Laws and the Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto, in each case which is materially adverse to the Lenders, unless consented to by the Arrangers). No agreement, order or decree shall have been entered into or issued requiring one or more of the Group Members to hold separate (including by trust or otherwise), divest, dispose of or sell any of their respective businesses or assets with aggregated Allocated Amounts (as defined in the Acquisition Agreement) in excess of the Threshold Amount (as defined in the Acquisition Agreement).

       (h) CONSUMMATION OF THE MERGER. The Merger, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable Law) the shareholders of each of AcquisitionCo and the Target. On the Closing Date, substantially concurrently with the borrowing of the Initial Loans, the Merger shall have been consummated strictly in accordance with the Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto, including, but not limited to, any modification, amendment, supplement or waiver relating to any disclosure schedule or exhibit, in each case which is materially adverse to the Lenders, unless consented to by the Arrangers) and in accordance with all applicable Laws. Simultaneously with the Merger, all shares of capital stock of the Target, as the surviving corporation of the Merger, shall be pledged pursuant to the Pledge Agreement, and all stock certificates evidencing such shares of capital stock after giving effect to the Merger shall have been delivered to the Collateral Agent. On the Closing Date, the certificate of merger with respect to the Merger shall have been filed with the appropriate Governmental Authority having primary jurisdiction over affairs of corporations in Delaware.

       (i) CLOSING DATE MATERIAL ADVERSE EFFECT. Since the date of the Acquisition Agreement, no change, event or circumstance shall have occurred that has resulted or could reasonably be expected to result in a Closing Date Material Adverse Effect.

       (j) ACCURACY OF REPRESENTATIONS; NO DEFAULT. (i) The representations and warranties of the Borrower and each other Loan Party contained in SECTIONS 5.01, 5.02, 5.08, 5.15, 5.16, and 5.17 shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) the condition in Section 7.2(a)(i) of the Acquisition Agreement relating to the accuracy of the representations and warranties of the Target shall have been satisfied (without giving effect to any waiver, amendment or other modification to such condition in a manner adverse to the Lenders in any material respect without the consent of the Arrangers and (iii) no Default or Event of Default (other than a Default or Event of Default under SECTION 8.01(d) resulting from a breach of a representation or warranty not specified in CLAUSE (i) of this PARAGRAPH (k)) shall have occurred and be continuing or would result from the Initial Loans.

       (k) SALE OF METRO SHARES. (i) The Borrower shall have deposited the net cash proceeds of its sale of Metro Shares into a blocked deposit account at Bank of America, holding such funds in such account through the Closing Date and using all such funds as part of the consideration for the transactions under the Acquisition Agreement, (ii) the Closing Date shall have occurred by the later of
(A) December 4, 2007 and (B) the third Business Day after the date that the Federal Trade Commission (the "FTC") accepts an agreement containing a consent order allowing the consummation of the Acquisition and issues a press release publicly announcing such consent order, or, if earlier, the date that the FTC notifies the Borrower in writing that it intends not to challenge the Acquisition, but no later than December 31, 2007, and (iii) on or prior to the Closing Date, the Borrower shall have completed and made available to the Arrangers copies of (A) a preliminary offering memorandum for the offering and sale of the Takeout Securities containing such disclosure of the type that would be required in a registered public offering on Form S-1 under the Securities Act (with such exceptions as are mutually agreed) and as otherwise customary for Rule 144A offerings of securities similar to the Takeout Securities and (B) a preliminary prospectus for the offering and sale of convertible debt securities (together with a preliminary prospectus for the offering and sale of common stock to be loaned pursuant to one or more share lending agreements) containing such disclosures required in a registered public offering on Form S-3 under the Securities Act and as otherwise customary for public offerings of convertible debt securities..

       (l) RATINGS. The Borrower shall have used commercially reasonable efforts to obtain a debt rating from S&P and Moody's with regards to the Facility and the proposed Takeout Securities.

       Without limiting the generality of the provisions of the last paragraph of SECTION 9.03, for purposes of determining compliance with the conditions specified in this SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

       SECTION 4.02 CONDITIONS TO TERM LOANS. The obligation of each Lender to convert its Initial Loan hereunder into a Term Loan on the Initial Maturity Date in accordance with SECTION 2.01(b) hereof is subject to the satisfaction of the following conditions precedent:

       (a) no Default or Event of Default shall have occurred and be continuing at the time of such conversion;

       (b) all fees due pursuant to the Fee Letter and the other Loan Documents on or prior to the Initial Maturity Date shall have been paid in full; and

       (c) no order, decree, injunction or judgment enjoining the conversion of the Initial Loans into the Term Loans on the Initial Maturity Date or any provision of the Term Loans shall be in effect.

The Administrative Agent shall have received an Officers' Certificate from the Borrower, dated the Initial Maturity Date to the effect that the conditions set forth in this SECTION 4.02 have been satisfied.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants to the Lenders that:

       SECTION 5.01 ORGANIZATION; POWERS. Each of the Borrower and the Subsidiaries (other than the Immaterial Excluded Subsidiaries and Material Excluded Subsidiaries) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transaction and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

       SECTION 5.02 AUTHORIZATION; ENFORCEABILITY. The Transaction to be entered into by each Loan Party (other than the Immaterial Excluded Subsidiaries and Material Excluded Subsidiaries) is within such Loan Party's (other than the Immaterial Excluded Subsidiaries' and the Material Excluded Subsidiaries') corporate powers and has been duly authorized by all necessary corporate and, if required, equityholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or each Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

       SECTION 5.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transaction (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and have been disclosed to the Lenders to their reasonable satisfaction, and except filings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any applicable Law or the Organization Documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (iv) will not result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents and the ABL Credit Documents.

       SECTION 5.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE EFFECT.

       (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of consolidated operations and retained earnings, consolidated shareholders' equity and consolidated cash flows (i) as of and for the fiscal year ended February 24, 2007, reported on by Pricewaterhouse Coopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 8, 2007, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries (other than the Target and its Subsidiaries) as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in CLAUSE (ii) above.

       (b) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of consolidated operations and retained earnings, consolidated shareholders' equity and consolidated cash flows of the Target and its Subsidiaries (i) as of and for the fiscal year ended February 3, 2007, reported on by Deloitte & Touche, LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended August 4, 2007, certified by the Target's chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Target and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in CLAUSE (ii) above.

       (c) The unaudited consolidated pro forma balance sheet of the Borrower and its Subsidiaries as of September 8, 2007, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the twelve month period then ended, certified by the chief financial officer, senior vice president-finance, or treasurer of the Borrower fairly present the consolidated financial condition of Borrower and its Subsidiaries as at such date and the consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, in the case of the consolidated balance sheet, giving pro forma effect to the Transaction.

       (d) The consolidated forecasted balance sheet, statements of income and cash flows of the Borrower and its Subsidiaries delivered to the Lenders were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, a reasonable estimate of the Borrower's and its Subsidiaries future financial condition and performance, giving pro forma effect to the Transaction.

       (e) Since the date of the Acquisition Agreement, no change, event or circumstance shall have occurred that has resulted or could reasonably be expected to result in a Closing Date Material Adverse Effect.

       SECTION 5.05 PROPERTIES.

       (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Liens permitted by SECTION 7.01.

       (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 5.06 LITIGATION AND ENVIRONMENTAL MATTERS.

       (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transaction.

       (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

       (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

       SECTION 5.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and the Subsidiaries is in compliance with all Laws applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

       SECTION 5.08 INVESTMENT COMPANY STATUS. Neither the Borrower nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

       SECTION 5.09 TAXES. Each of the Borrower and the Subsidiaries (other than Immaterial Excluded Subsidiaries and Material Excluded Subsidiaries) has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary (other than Immaterial Excluded Subsidiaries and Material Excluded Subsidiaries), as applicable, has provided on its books adequate reserves in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 5.10 EMPLOYEE BENEFIT PLANS. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

       SECTION 5.11 DISCLOSURE. To the best knowledge of the Borrower, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), any material misstatement of fact or omits, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished.

       SECTION 5.12 SUBSIDIARIES. SCHEDULE 5.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower, in each case as of the Effective Date. Each Immaterial Excluded Subsidiary (i) is an Immaterial Subsidiary and (ii) does not have any material assets and is not engaged in any material business.

       SECTION 5.13 INSURANCE. SCHEDULE 5.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The insurance maintained by or on behalf of the Borrower and the Subsidiaries is in full force and effect and complies with the requirements set forth in SECTION 6.07.

       SECTION 5.14 LABOR MATTERS. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The Borrower and the Subsidiaries have not been in violation of, in any material respect, the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with hours worked by or payments made to employees or any similar matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transaction will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

       SECTION 5.15 COLLATERAL DOCUMENTS.

       (a) The Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Securities (as defined in the Pledge Agreement) have been delivered to the Collateral Agent or to the ABL Administrative Agent as agent and bailee for the benefit of the Collateral Agent and the other Secured Parties (together with stock powers or other appropriate instruments of transfer executed in blank form). The Collateral Agent has a fully perfected Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person other than with respect to Permitted Liens.

       (b) The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings set forth on SCHEDULE 5.15(b) are in appropriate form and have been or will be filed in the offices specified in the Perfection Certificate. Upon such filings and/or the obtaining of "control" as provided in the Security Agreement, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

       (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings set forth on SCHEDULE 5.15(c) in appropriate form are filed in the offices specified on the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than with respect to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

       (d) The Mortgages create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, continuing and enforceable Lien in the Mortgaged Properties, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing of the Mortgages with the appropriate Governmental Authorities, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Properties that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Properties), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

       SECTION 5.16 SOLVENCY. The Borrower, individually and together with its Subsidiaries on a consolidated basis, is Solvent.

       SECTION 5.17 FEDERAL RESERVE REGULATIONS.

       (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

       (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation U or Regulation X.

       SECTION 5.18 ACQUISITION AGREEMENT.

       (a) Neither the Acquisition Agreement nor any of the instruments or documents executed in connection therewith have been amended or modified except those modifications or amendments that have been disclosed to the Arrangers in writing.

       (b) To the best of the Loan Parties' knowledge, the representations and warranties made by the Target in connection with the Acquisition Agreement were true, complete and accurate in all material respects at the time made and continue to be true, complete and accurate in all material respects as of the Effective Date.

       (c) The representations and warranties made by the Borrower in connection with the Acquisition Agreement were true, complete and accurate at the time made and continue to be true, complete and accurate as of the Effective Date.

       (d) The Acquisition Agreement and any of the instruments or documents executed in connection therewith constitute the valid, binding and enforceable obligation of each Loan Party thereto and are in full force and effect without default or waiver of any of the conditions thereunder, other than defaults and waivers which do not adversely affect the Loan Parties or which have been waived with the consent of the Agents.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

       Subject to SECTION 10.15, until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees and other Obligations payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

       SECTION 6.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each Lender each of the following together with all supporting documentation as the Administrative Agent may reasonably require:

       (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

       (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

       (c) within 45 days after the end of each of the first two (or three, in the event of a fiscal quarter having four fiscal four week periods) fiscal four-week periods of each fiscal quarter of the Borrower (other than the first fiscal four-week period of each fiscal year), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal four-week periods and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; PROVIDED that, the information required by this Section shall not be required with respect to any month during which the average daily outstanding principal amount of all ABL Obligations during such month is less than $50,000,000;

       (d) concurrently with any delivery of financial statements under CLAUSE
(a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default or an Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in SECTION 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

       (e) concurrently with any delivery of financial statements under CLAUSE
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or an Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

       (f) prior to the end of the first fiscal quarter of each fiscal year of the Borrower, a reasonably detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for each fiscal quarter during such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available and from time to time, any significant revisions of such budget (including, without limitation, any amounts to be paid to any pension plan (including any Plan, or, the best of the Borrower's knowledge, a Multiemployer Plan) or to any third party on account of any such pension plan);

       (g) within ten Business Days after any disposition permitted by CLAUSE
(i) of the definition of "Asset Sale" SECTION 7.04, a complete description of such sale, transfer or other disposition, and, with respect to dispositions resulting in Net Cash Proceeds greater than $20,000,000, and any significant revisions to the budget previously delivered pursuant to CLAUSE (f) of this Section;

       (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions thereof, or with any national securities exchange, or distributed by the Borrower to its stockholders generally, as the case may be; and

       (i) the financial and collateral reports described on SCHEDULE 6.01(i) hereto, at the times set forth in such Schedule; PROVIDED that, the information required by this Section shall not be required with respect to any month during which the average daily outstanding principal amount of Loans during such month is less than $50,000,000.

       Documents required to be delivered pursuant to SECTION 6.01(a), (b), (c) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on SCHEDULE 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or Intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

       The Borrower hereby acknowledges on behalf of itself and the other Loan Parties that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (ii) certain of the Lenders (each a "PUBLIC LENDER") may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who nay be engaged in investment and other market related activities with respect to such Persons' securities. The Borrower hereby agrees on behalf of itself and the other Loan Parties that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that: (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (PROVIDED, HOWEVER, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in SECTION 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

       SECTION 6.02 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

       (a) the occurrence of any Default or Event of Default;

       (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

       (c) the occurrence of any ERISA Event that, alone or together with any other related ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

       (d) any other development (other than those specified above as to which the Lenders have received due notice) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

       Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

       SECTION 6.03 COLLATERAL.

       (a) The Borrower will furnish to the Administrative Agent at least 15 days (or such shorter period of time as may be agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party's corporate, limited liability company or partnership name, (ii) in any Loan Party's "location" (as determined under Section 9-307 of the UCC), chief executive office or principal place of business (including the establishment of any such new office or facility), (iii) in any Loan Party's organizational structure or (iv) in any Loan Party's Federal Taxpayer Identification Number or state organizational number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral.

       (b) Each year, at the time required for delivery of annual financial statements with respect to the preceding fiscal year pursuant to CLAUSE (a) of
SECTION 6.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower
(i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to CLAUSE (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

       (c) If any Loans are outstanding on January 2, 2008, the Borrower will, and will cause each of its Subsidiaries to, (i) permit filing or recording of the Mortgages in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (subject only to Permitted Liens arising under the ABL Credit Documents or otherwise which have priority over the Lien of the Collateral Agent by operation of Applicable Law or otherwise reasonably acceptable to the Administrative Agent) on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) cause the Mortgage Policies to be issued in favor of the Secured Parties and (iii) pay all filing, documentary, stamp, intangible and recording taxes, fees and other expenses related to the filing or recording of such Mortgages and issuance of the Mortgage Policies.

       SECTION 6.04 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under SECTION 7.03.

       SECTION 6.05 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Borrower or such Subsidiary has provided on its books adequate reserves with respect thereto in accordance with GAAP, and (C) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (ii) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 6.06 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

       SECTION 6.07 INSURANCE.

       (a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it including the insurance required pursuant to the Collateral Documents; (ii) maintain such other insurance as may be required by Law; and (iii) upon request by the Administrative Agent, which request need not be made in writing, furnish the Administrative Agent with certificates evidencing the insurance required by this paragraph. In the event of the Borrower's or Loan Parties' failure to obtain or maintain the insurance required by this paragraph, without waiving any Event of Default occasioned thereby, the Administrative Agent shall have the right to obtain the required coverage and invoice the Borrower for the premium payments therefor. To the extent consistent with prudent business practice, the Borrower may maintain a program of self-insurance in place of any of the insurance required by this paragraph.

       (b) Fire and extended coverage policies with respect to any Collateral shall not include (i) a provision to the effect that any of the Borrower, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (ii) shall be endorsed, which endorsement shall be satisfactory in form and substance to the Collateral Agent, to name the Collateral Agent for the benefit of the Lenders, as additional insured or loss payee, as appropriate, and shall include such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders; PROVIDED that the requested provisions are available at reasonable cost. Each such policy referred to in this paragraph also shall provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation of any such policy of insurance, a Certificate of Insurance for the replacement policy.

       (c) The Borrower and the Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Collateral will be received by the Borrower and the Loan Parties as agent hereunder for the benefit of the Secured Parties and deposited in an account subject to a Blocked Account Agreement. Unless an Event of Default has occurred and is continuing, the Collateral Agent shall use commercially reasonable efforts to cause any insurance proceeds for which it is loss payee for the benefit of the Secured Parties to be made available to the Borrower as promptly as practicable after receipt thereof by the Collateral Agent or any agent or bailee thereof. The Borrower and the Loan Parties disclaim any right, title or interest in or to such income, payments or proceeds and hereby confirm that the Borrower and the Loan Parties have granted a Lien to the Collateral Agent (for the benefit of the Secured Parties) in all such income, payments and proceeds, in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

       (d) The Borrower shall continue to maintain, for itself and its subsidiaries, a Directors and Officers insurance policy, and a "Blanket Crime" policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent, which request need not be made in writing, furnish the Administrative Agent certificates evidencing renewal of each such policy.

       SECTION 6.08 CASUALTY AND CONDEMNATION. The Borrower (i) will furnish to the Administrative Agent and the Lenders prompt written notice of any Casualty or other Event of Loss to any material portion of any Collateral and (ii) will ensure that the Net Loss Proceeds of any such event (whether in the form of insurance proceeds or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Loan Documents.

       SECTION 6.09 BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper financial records in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent in consultation with the Borrower, upon reasonable prior notice, no less frequently than semi-annually in any period of 12 consecutive months commencing on or after the Effective Date, to visit and inspect its properties, to examine and make extracts from such records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times.

       SECTION 6.10 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 6.11 USE OF PROCEEDS. The proceeds of the Loans will be used to
(i) to finance a portion of the Merger (including cash compensation to holders of up to ten percent of the Target's common stock who have exercised dissenters' rights in accordance with the Merger Agreement and applicable law) and (ii) to refinance the Existing Financing Agreements. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

       SECTION 6.12 FURTHER ASSURANCES. (a) The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, termination statements, fixture filings and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

       (b) The Borrower will, and will cause each of its Subsidiaries to, use their respective best efforts to obtain lease terms in any lease entered into by the Borrower or any Loan Party after the date hereof not expressly prohibiting the recording of the relevant real estate filing office of an appropriate memorandum of lease and the encumbrancing of the leasehold interest of such Borrower or such other Loan Party, as the case may be, in the property that is the subject of such lease.

       SECTION 6.13 CASH MANAGEMENT. The Borrower will, and will cause each of the other Loan Parties to, at all times operate its cash management system in accordance with the provisions of Section 5.14 of the ABL Credit Agreement as in effect on Effective Date.

       SECTION 6.14 BENEFIT PLAN PAYMENTS. The Loan Parties, Subsidiaries and all ERISA Affiliates shall make all required contributions under any Plans or Multiemployer Plans which, if not made, could result in a Material Adverse Effect unless such payment is being contested pursuant to SECTION 6.05.

       SECTION 6.15 COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY.

       (a) ADDITIONAL SUBSIDIARY GUARANTORS. The Borrower will take, and will cause each of its Subsidiaries (other than Foreign Subsidiaries) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower (other than Foreign Subsidiaries) are Subsidiary Guarantors. Without limiting the generality of the foregoing, if any Group Company shall form or acquire any new Subsidiary, the Borrower, as soon as practicable and in any event within 30 days after such formation or acquisition, will provide the Collateral Agent with notice of such formation or acquisition setting forth in reasonable detail a description of all of the assets of such new Subsidiary and will cause such new Subsidiary (other than a Foreign Subsidiary) to:

              (i) execute an Accession Agreement pursuant to which such new Subsidiary shall agree to become a "Guarantor" under the Guaranty, a "Guarantor" under the Indemnification, Subrogation and Contribution Agreement, a "Grantor" under the Security Agreement and a "Pledgor" under the Pledge Agreement and/or an obligor under such other Collateral Documents as may be applicable to such new Subsidiary;

              (ii) furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent;

              (iii) cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Collateral (as defined in the Pledge Agreement) in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties;

              (iv) cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Collateral Documents and any other security and pledge agreements delivered pursuant to this SECTION 6.15, enforceable against all third parties in accordance with their terms;

              (v) deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in CLAUSES (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request;

              (vi) deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of Real Property (other than any Principal Property except to the extent
       SECTION 6.15(c) would require a valid and perfected Lien on such Principal Property) owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, PROVIDED, HOWEVER, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and

              (vii) deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Loan Party pursuant to SECTION 4.01 on the Closing Date or as the Administrative Agent, the Collateral Agent or the Required Lenders shall have requested.

       (b) ADDITIONAL SECURITY. The Borrower will cause, and will cause each other Loan Party to cause, (i) all of its owned Real Properties (excluding owned Real Properties having a value as of the date of acquisition thereof not exceeding $2,500,000 individually or $5,000,000 in the aggregate for all such excluded owned Real Properties and excluding any Principal Property except to the extent SECTION 6.15(c) would require a valid and perfected Lien on such Principal Property) and personal property (other than Excluded Assets) located in the United States, (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole and reasonable discretion, all of its other owned Real Properties (other than any Principal Property except to the extent SECTION 6.15(c) would require a valid and perfected Lien on such Principal Property) and personal property, (iii) all of its leased Real Properties (other than immaterial leased properties or except for properties with respect to which landlord consent for such Mortgage cannot be obtained after commercially reasonable efforts by the Borrower to do so or as are otherwise approved by the Administrative Agent) and (iv) all other assets and properties of the Loan Parties as are not covered by the original Collateral Documents and as may be requested by the Collateral Agent or the Required Lenders in their sole reasonable discretion to be subject at all times to perfected Liens and, in the case of Real Property (whether leased or owned), title insured Liens in favor of the Collateral Agent pursuant to the Collateral Documents or such other security agreements, pledge agreements, mortgages or similar collateral documents as the Collateral Agent shall request in its sole reasonable discretion (collectively, the "ADDITIONAL COLLATERAL DOCUMENTS").

       In furtherance of the foregoing terms of this CLAUSE (b), upon the acquisition of any property referred to in the preceding paragraph by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected Lien (prior and superior in right to any other Person other than with respect to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, at the Borrower's expense within 60 days after such acquisition:

              (i) furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent;

              (ii) cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, instruments of accession to the Collateral Documents and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties;

              (iii) cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties;

              (iv) deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in CLAUSES (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request;

              (v) deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such Real Property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, PROVIDED, HOWEVER, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and

              (vi) deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Loan Party pursuant to SECTION 4.01 on the Closing Date or as the Administrative Agent, the Collateral Agent or the Required Lenders shall have requested.

       If, subsequent to the Closing Date, a Loan Party shall acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent (or its agent or bailee) as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within ten Business Days after any Responsible Officer of any Loan Party acquires knowledge of the same) notify the Collateral Agent of the same. Each of the Loan Parties shall adhere to the covenants regarding the location of personal property as set forth in the Collateral Documents.

       (c) QUIBS. In the case of the repayment, repurchase or redemption of all of the outstanding QUIBS or the defeasance or removal (through amendment or otherwise) of Section 1008 of the QUIBS Indenture, the Borrower and each Loan Party will grant the Collateral Agent, for the equal and ratable benefit of Secured Parties, valid and perfected Liens in each Principal Property (in each case prior and superior in right to any other Person other than with respect to Permitted Liens).

       (d) REAL PROPERTY APPRAISALS. If the Collateral Agent or the Required Lenders determine that they are required by Law to have appraisals prepared in respect of the Real Property of any Group Company constituting Collateral, the Borrower shall provide to the Collateral Agent appraisals which satisfy the applicable requirements set forth in 12 C.F.R., Part 34 - Subpart C or any successor or similar statute, rule, regulation, guideline or order, and which shall be in scope, form and substance, and from appraisers, reasonably satisfactory to the Required Lenders and shall be accompanied by a certification of the appraisal firm providing such appraisals that the appraisals comply with such requirements.

       (e) TIME FOR TAKING CERTAIN ACTIONS. The Borrower agrees that if no deadline for taking any action required by this SECTION 6.15 is specified herein, such action shall be completed as soon as possible, but in no event later than 60 days after such action is either requested to be taken by the Collateral Agent or the Required Lenders or required to be taken by the Borrower or any of its Subsidiaries pursuant to the terms of this SECTION 6.15.

       SECTION 6.16 TAKEOUT SECURITIES.

              (a) (i) Upon the request of the Arrangers at any time prior to the first anniversary of the Closing Date, the Borrower will (or, if so specified by the Lead Arrangers, the Borrower will cause one or more of its Subsidiaries to) issue Takeout Securities in such amount as will generate proceeds in an amount sufficient to repay in full all outstanding Obligations. The Takeout Securities shall have such form, term, yield, guarantees, covenants, defaults and subordination provisions and other terms as are customary for securities of the type issued for issuers of similar credit quality at the time of issuance thereof and may be issued in one or more tranches, all as determined by the Arrangers, after consultation with the Borrower; PROVIDED that the blended weighted average interest rate applicable to any such Takeout Securities shall not exceed the Rate Cap; PROVIDED FURTHER, HOWEVER, to the extent any portion of the Takeout Securities bear interest at a floating rate, such cap will be calculated using a swap rate. In connection with the Takeout Securities, the Borrower will do, and will cause each of its Subsidiaries to do, all things required in the reasonable opinion of the Arrangers to effect the issuance and sale of the Takeout Securities in such amount as will generate proceeds in an amount sufficient to repay in full all outstanding Obligations. At any time after the commencement of any road show in connection with the issuance and sale of any Takeout Securities or any other meeting with prospective investors, the Arrangers may require the Borrower or one or more of its Subsidiaries to execute an underwriting or purchase agreement providing for the issuance and sale of such Takeout Securities substantially in the form of Banc of America Securities LLC's standard underwriting or purchase agreement, modified as appropriate to reflect the terms of the transactions contemplated thereby and containing such terms, covenants, conditions, representations, warranties and indemnities as are customary in similar transactions and providing for the delivery of legal opinions, comfort letters, and officers' certificates, all in form and substance reasonably satisfactory to the Arrangers and their counsel, as well as such other terms and conditions as the Arrangers and their counsel may consider appropriate in light of then prevailing market conditions applicable to similar financings or in light of any aspect of the transactions contemplated hereby that requires such other terms or conditions.

              (ii) The Arrangers agree that they will not exercise the rights granted to them under the preceding paragraph prior to or on December 10, 2007. The agreement of the Arrangers in this paragraph is limited to the period to and on December 10, 2007 and the Arrangers expressly reserve their rights to exercise their rights under CLAUSE (i) of this SECTION 6.16(a) at any time after December 10, 2007, except that between December 11, 2007 and December 20, 2007, so long as the Borrower is complying with its obligations under SECTION 6.16(e) and (f) below, the Arrangers may only exercise their rights under CLAUSE (i) of this SECTION 6.16(a) in a manner consistent with SECTIONS 6.16(b), (c) and (d) below. Notwithstanding the foregoing, if for any reason any of the Initial Loans remain outstanding after December 20, 2007 (other than Initial Loans which shall be repaid with the proceeds of a Convertible Debt Offering and/or a High Yield Offering that has priced on or prior to December 20,
       2007), then the

       Arrangers expressly reserve the right to exercise their rights in their sole discretion under CLAUSE (i) of this SECTION 6.16(a) at any time, without giving effect to SECTIONS 6.16(b), (c) and (d) below.

       (b) In the event that the aggregate principal amount of Initial Loans made on the Closing Date is less than $350,000,000, the Borrower shall (i) by no later than the fourth Business Day following the Closing Date (or, if the Closing Date is December 3, 2007, no later than the fifth Business Day following the Closing Date), notify the Arrangers of its decision, to be made in its sole discretion, after consultation with the Arrangers, to launch (e.g. publicly announce the offering), and be the issuer with respect to, one of the following in an aggregate principal amount and will generate proceeds or amount sufficient to pay in full all outstanding Obligations: (A) a public offering of convertible debt securities (the "CONVERTIBLE DEBT OFFERING"), (B) a Rule 144A offering of fixed rate or a combination of fixed and floating rate senior secured notes (the "HIGH YIELD OFFERING") or (C) both a Convertible Debt Offering and a High Yield Offering; (ii) within the first four Business Days after the Closing Date (or, if the Closing Date is December 3, 2007, within the first five Business Days after the Closing Date), launch the Convertible Debt Offering and/or the High Yield Offering selected pursuant to CLAUSE (I) above; (iii) take all actions necessary in the view of the Arrangers in order to price such offering(s) on or prior to December 20, 2007; (iv) generate sufficient Net Debt Proceeds, and utilize the Net Debt Proceeds of such High Yield Offering and/or Convertible Debt Offering, to repay in full all outstanding Obligations; and (v) otherwise comply with all of its obligations under the Commitment Letter and the Engagement Letter to the extent relating to such offering(s) (including, without limitation, participation in customary roadshows).

       (c) In the event that the aggregate principal amount of Initial Loans made on the Closing Date is equal to or greater than $350,000,000, then the Borrower shall (i) in the sole discretion of the Arrangers, after consultation with the Borrower, launch as soon as practicable following the Closing Date (A) a High Yield Offering of at least $150,000,000 and (B) a Convertible Debt Offering of at least $200,000,000, which taken together, are in an aggregate principal amount as will generate proceeds in an amount sufficient to repay in full all outstanding Obligations; (ii) take all actions necessary in the view of the Arrangers in order to price such offerings on or prior to December 20, 2007;
(iii) generate sufficient Net Debt Proceeds, and utilize the Net Debt Proceeds of such High Yield Offering and/or Convertible Debt Offering, to repay in full all of the Obligations; and (iv) otherwise comply with all of its obligations under the Commitment Letter and the Engagement Letter to the extent relating to such offerings (including, without limitation, participation in customary roadshows).

       (d) In the event that Borrower files a shelf registration statement with the SEC for a Convertible Debt Offering pursuant to PARAGRAPH (b) or (c) above and such shelf registration statement is not effective by the fourth Business Day following the Closing Date (or, if the Closing Date is December 3, 2007, by the fifth Business Day following the Closing Date), then Borrower shall (i) in the sole discretion of the Arrangers, after consultation with the Borrower, launch a High Yield Offering as soon as practicable following such fourth Business Day after the Closing Date (or, if the Closing Date is December 3, 2007, such fifth Business Day after Closing Date) in an aggregate principal amount as will generate proceeds in an amount sufficient to repay in full all outstanding Obligations; (ii) take all actions necessary in the view of the Arrangers in order to price such High Yield Offering on or prior to December 20, 2007; (iii) generate sufficient Net Debt Proceeds, and utilize the Net Debt Proceeds of such High Yield Offering, to repay in full all outstanding Obligations; and (iv) otherwise comply with all of its obligations under the Commitment Letter and the Engagement Letter to the extent relating to such offering (including, without limitation, participation in customary roadshows).

       (e) The Borrower will use its commercially reasonable efforts to ensure that (i) the offering documentation for the Convertible Debt Offering and/or the High Yield Offering will include such financial information regarding the Target's third fiscal quarter as the Arrangers deem necessary or desirable in their sole judgment, taking into account the reasonable availability of such financial information; and (ii) appropriate financial and accounting personnel from the Borrower and the Target are available to the Arrangers at reasonable times for purposes of due diligence review of such financial information.

       (f) The Borrower will use its commercially reasonable efforts to: (i) arrange for a review in accordance with Statement of Accounting Standards 100 ("SAS 100") to be performed with respect to the Target's third fiscal quarter by a "Big 4" accounting firm; and (ii) arrange for the Arrangers to receive customary negative assurance comfort with respect to such period in any public or private securities offering by the Borrower or its Subsidiaries, PROVIDED, HOWEVER, if after exercising commercially reasonable efforts the Borrower is not able to arrange for such SAS 100 review, then the Borrower will use its commercially reasonable efforts to arrange that the Arrangers receive the next best available comfort with respect to such period in any public or private securities offering by the Borrower or its Subsidiaries.

       SECTION 6.17 IMMATERIAL EXCLUDED SUBSIDIARIES AND MATERIAL EXCLUDED SUBSIDIARIES. Each Immaterial Excluded Subsidiary shall, prior to February 28, 2008 (or such later date as the Administrative Agent shall agree to), cease to be a Subsidiary of the Borrower (whether by dissolution or otherwise); PROVIDED that prior to the compliance by such Immaterial Excluded Subsidiary with this Section, such Immaterial Excluded Subsidiary shall at all times remain an Immaterial Subsidiary and refrain from owning any material assets or engaging in any material business. Unless (i) all defects in its good standing under the laws of the jurisdiction of its organization have been cured and (ii) all Tax returns and reports required to have been filed and all Taxes required to have been paid by it shall have been filed and paid, in each case prior to December 31, 2007 (or such later date as the Administrative Agent shall agree to), each Material Excluded Subsidiary shall, on or before such date, cease to be a Subsidiary of the Borrower (whether by dissolution or otherwise).

                                   ARTICLE VII
                               NEGATIVE COVENANTS

       Subject to SECTION 10.15, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

       SECTION 7.01 RESTRICTION ON LIENS. Create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

       SECTION 7.02 LIMITATION ON INDEBTEDNESS. Directly or indirectly, Incur any Indebtedness or issue Disqualified Stock; PROVIDED, HOWEVER, that this
SECTION 7.02 will not prohibit the Incurrence, creation, assumption or existence of any of the following items of Indebtedness or Disqualified Stock (collectively, "PERMITTED DEBT"):

              (i) Indebtedness of the Borrower or any Subsidiary, in the capacity of a borrower or a guarantor, under Credit Facilities, in an aggregate principal amount at any one time outstanding pursuant to this clause (i) (with letters of credit only being deemed Indebtedness to the extent they have been called upon and not reimbursed) not to exceed the greater of (A) $675,000,000, less, without duplication, the amount of any permanent repayments thereof or permanent reductions in commitments thereunder from the proceeds of one or more Asset Sales which are used to prepay or repay Indebtedness under the Credit Facilities; and (B) the Borrowing Base;

              (ii) Existing Indebtedness disclosed on SCHEDULE 7.02(ii) hereto and any modifications, refinancings, refundings, renewals or extensions thereof; PROVIDED, that (A) the amount of such Indebtedness is not increased at the time of such modification, refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to this SECTION 7.02 and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension, and (B) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

              (iii) Indebtedness of the Borrower and the Guarantors represented by the Loans and the related Guaranty and any Exchange Notes and Guarantees thereof issued in connection with the transactions contemplated by SECTION 2.03;

              (iv) Indebtedness of the Borrower or any of its Subsidiaries represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in an aggregate principal amount not to exceed at any time outstanding $30,000,000;

              (v) Indebtedness of the Borrower or any of its Subsidiaries consisting of intercompany Indebtedness owing to and held by the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Loan Party; and (B) any sale or other transfer of any such Indebtedness to a Person that is not a Loan Party will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Borrower or such Subsidiary, as the case may be, that was not permitted by this CLAUSE (v);

              (vi) the Guarantee by the Borrower or any Guarantor of Indebtedness of the Borrower or a Subsidiary of the Borrower that was permitted to be incurred by another provision of this SECTION 7.02;

              (vii) Hedging Obligations (including ABL Hedging Obligations) of the Borrower or any of its Subsidiaries that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

              (viii) Indebtedness of the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, bankers' acceptances, accommodation guarantees, surety bonds or performance bonds securing any obligations of the Borrower or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Capital Stock of any Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of such Subsidiary for the purpose of financing such acquisition);

              (ix) Indebtedness of the Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within 10 Business Days of its incurrence;

              (x) Indebtedness of the Borrower or any of its Subsidiaries arising in connection with endorsements of instruments for deposit in the ordinary course of business;

              (xi) Indebtedness of the Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit in respect of workers' compensation claims or self-insurance obligations (or the financing of insurance premiums in the ordinary course of business) or bid, performance or surety bonds;

              (xii) Indebtedness of the Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; PROVIDED that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

              (xiii) Takeout Securities or other unsecured Indebtedness of the Borrower or any of its Subsidiaries to the extent that the net proceeds thereof are promptly deposited to repay, defease or to satisfy and discharge the Loans;

              (xiv) Indebtedness of the Borrower or any of its Subsidiaries consisting of take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

              (xv) Indebtedness issued by the Borrower or any of its Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower to the extent described under CLAUSE (viii) of the first proviso of SECTION 7.05; OR

              (xvi) Unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted by this SECTION 7.02 incurred after the Closing Date is an aggregate principal amount not to exceed $7,500,000 at any time outstanding.

       For purposes of determining compliance with this Section, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in CLAUSES (I) through (XVI) above, the Borrower will be permitted to classify or reclassify such item of Indebtedness at the time of its incurrence in any manner that complies with this Section. In addition, any Indebtedness or portion thereof originally classified as Incurred pursuant to CLAUSES (I) through (XVI) above may later be reclassified one or more times by the Borrower such that it will be deemed as having been Incurred pursuant to one or more other of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness outstanding on the Closing Date under the ABL Credit Agreement shall be deemed to have been incurred on such date in reliance on the exception provided by CLAUSE (I) of the definition of "Permitted Debt".

       Indebtedness permitted by this Section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness.

       Notwithstanding any other provision of this Section, the maximum amount of Indebtedness that may be incurred pursuant to this Section will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

       SECTION 7.03 FUNDAMENTAL CHANGES. (a) Consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation) or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets of the Borrower or the Borrower and its Subsidiaries taken as a whole, in one or more related transactions, to another Person or group of Persons, unless at the time and after giving effect thereto:

              (i) either: (A) the Borrower is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (the "SURVIVING ENTITY") (x) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) assumes all the obligations of the Borrower under the Loan Documents and the Exchange Documents;

              (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Borrower or any of its Subsidiaries which becomes the obligation of the Borrower or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default exists;

              (iii) immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period,

                     (A) the Borrower or the Surviving Entity (if other than the
              Borrower) would, on the date of such transaction, have a Fixed Charge Coverage Ratio at least equal to 2.00 to 1.00 for the prior four-quarter reference period for which internal financial statements are available; or

                     (B) the Fixed Charge Coverage Ratio for the Borrower or the
              surviving entity (if other than the Borrower) would be greater than such ratio for the Borrower immediately prior to such transaction;

              (iv) each Guarantor, unless such Guarantor is the Person with which the Borrower has entered into a transaction under this Section, will have by amendment or other supplement to its Guaranty confirmed that its Guaranty will apply to the obligations of the Borrower or the Surviving Entity in accordance with this Agreement;

              (v) the Borrower delivers to the Administrative Agent an Officers' Certificate stating that such transaction and such agreement comply with this Section and that all conditions precedent provided for herein relating to such transaction have been complied with;

              (vi) the Collateral transferred to the Surviving Entity will (A) continue to constitute Collateral under Collateral Documents, (B) be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and (C) not be subject to any Lien, other than Permitted Liens; and

              (vii) to the extent that the assets of the Person which is merged or consolidated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Collateral Documents, the Surviving Entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in SECTION 6.15.

       CLAUSES (ii), (iii) and (v) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Borrower and any of its Wholly Owned Subsidiaries which are Loan Parties. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Borrower or the Borrower and its Subsidiaries taken as a whole, in accordance with this Section, the Surviving Entity will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of the this Agreement and the Other Loan Documents referring to the "Borrower" will refer instead to the Surviving Entity and not to the Borrower), and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Surviving Entity had been named as the Borrower in this Agreement. In any such event (other than any transfer by way of lease), the predecessor Borrower will be released and discharged from all liabilities and obligations in respect of this Agreement and the predecessor Borrower may be dissolved, wound up or liquidated at any time thereafter.

       SECTION 7.04 DISPOSITIONS. (a) Consummate an Asset Sale unless:

              (i) the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

              (ii) at least 75% of the consideration received in the Asset Sale by the Borrower or such Subsidiary is in the form of cash or Cash Equivalents; and

              (iii) the Net Cash Proceeds from such Asset Sale shall be applied in accordance with SECTION 2.05(B).

       (b) For purposes of CLAUSE (ii)(a) of PARAGRAPH (a) above, each of the following shall be deemed to be cash:

              (i) any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the footnotes thereto) of a Loan Party (other than Subordinated Indebtedness or other liabilities that by their terms are expressly subordinated in right of payment to the Loans and the Guaranty) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets or Equity Interests in writing whereby such Loan Party is released from further liability therefor; and

              (ii) any securities, notes or other obligations received by any of the Borrower's Subsidiaries from such transferee that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents within 180 days after the date of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion).

       SECTION 7.05 RESTRICTED PAYMENTS, ETC. Directly or indirectly:

              (i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Borrower's or any of its Subsidiaries' Equity Interests or to the direct or indirect holders of the Borrowers' or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions (A) payable in Equity Interests (other than Disqualified Stock) of the Borrower or (B) to the Borrower or a Subsidiary the Borrower);

              (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any of its Subsidiaries held by Persons other than the Borrower or any of its Wholly Owned Subsidiaries;

              (iii) make any principal payment on or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, in each case prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, except purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

              (iv) make any Restricted Investment,

(all such payments and other actions set forth in CLAUSES (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"); PROVIDED that the preceding provisions will not prohibit:

              (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreements;

              (ii) the payment of any dividend by a Subsidiary of the Borrower to the holders of its Equity Interests on a pro rata basis;

              (iii) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Borrower upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; PROVIDED that no cash payment in respect of such purchase, repurchase, redemption, acquisition, retirement or exercise shall be made by the Borrower or any of its Subsidiaries;

              (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower held by any current or former employee, officer, director or consultant of the Borrower (or any of its Subsidiaries) or their respective estates, spouses, former spouses or family members; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed $1,500,000, such amount to be increased in any fiscal year by (A) the net cash proceeds of sales of Equity Interests (other than Disqualified Stock) of the Borrower (or from the exercise of options therefor) to any current or former employee, officer, director or consultant of the Borrower (or any of its Subsidiaries) or their respective estates, spouses, former spouses or family members and (B) the proceeds of any key man life insurance policies (with any unused amounts in this CLAUSE (VIII) in any such fiscal year permitted to be used in any other fiscal year, PROVIDED that the aggregate amount of repurchases made pursuant to this CLAUSE (IV) may not exceed $3,000,000 in any fiscal year);

              (v) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Borrower;

              (vi) any Restricted Payment occurring in connection with any of the Transactions;

              (vii) Payments or distributions to dissenting stockholders pursuant to or in connection with a consolidation, merger or transfer of assets;

              (viii) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date solely for the purpose of retiring, redeeming or repurchasing in cash, the Series A Warrants upon exercise thereof, PROVIDED, HOWEVER, that (A) the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for the most recently ended four full fiscal quarters for which internal financial statements of the Borrower are available immediately preceding
       (x) the date of issuance of such Designated Preferred Stock and (y) the date of declaration of any such dividends on Designated Preferred Stock, in each case, after giving effect to such issuance or declaration on a pro forma basis, and (B) the aggregate amount of dividends declared and paid pursuant to this clause (ix) does not exceed the net cash proceeds actually received by the Borrower from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Closing Date;

              (ix) Restricted Payments not otherwise permitted by clauses (I) through (VIII) above in n aggregate amount not exceeding $2,500,000 from and after the Closing Date.

       The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

       For purposes of determining compliance with this Section, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in CLAUSES (i) through (ix) of the proviso above, the Borrower will be entitled to classify or reclassify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section. It is understood and agreed that cancellation of Indebtedness owing to the Borrower or an Subsidiary from employees, directors or consultants of the Borrower or any Subsidiary in connection with a repurchase of Equity Interests of the Borrower to the extent described in CLAUSE (iv) of the proviso of this Section will not be deemed to constitute a Restricted Payment for purposes of this Section or any other provision of this Agreement.

       SECTION 7.06 CHANGE IN NATURE OF BUSINESS. Engage in any business other than Permitted Business, except to such extent as would not be material to the Borrower and its Subsidiaries.

       SECTION 7.07 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

              (i) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Subsidiaries or pay any liabilities owed to the Borrower or any of its Subsidiaries;

              (ii) make loans or advances to the Borrower or any of its Subsidiaries; or

              (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries;

in each case other than encumbrances or restrictions:

              (i) existing under, by reason of or with respect to the ABL Credit Agreement, Existing Indebtedness or any other agreements in effect on the Closing Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, PROVIDED that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the ABL Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Closing Date;

              (ii) set forth in this Agreement and the Guaranty;

              (iii) existing under, by reason of or with respect to applicable Law;

              (iv) with respect to any Person or the property or assets of a Person acquired by the Borrower or any of its Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition (including any instrument governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, PROVIDED that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

              (v) in the case of clause (iii) of the first paragraph of this
       SECTION 7.07:

                     (A) restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, intellectual property, conveyance or contract or similar property or asset, or

                     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any of its Subsidiaries not otherwise prohibited this Agreement;

              (vi) on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

              (vii) pursuant to the security documents evidencing any Lien securing Indebtedness otherwise permitted to be incurred under SECTION 7.01, including Permitted Liens;

              (viii) contained in security agreements or mortgages securing Indebtedness of the Borrower or a Subsidiary entered in the ordinary course of business and consistent with past practices, only to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

              (ix) contained in Capital Lease Obligations or Purchase Money Obligations for property acquired, in each case in the ordinary course of business and consistent with past practices, to the extent that such encumbrance or restriction (A) only restricts the transfer of the assets financed with such Capital Lease Obligations or Purchase Money Obligations and (B) solely relates to the property financed with such Capital Lease Obligations or Purchase Money Obligations;

              (x) contained in any agreement for the sale of assets, including any Asset Sale, that restricts transfers of such assets pending their sale;

              (xi) existing under or by reason of customary provisions in joint venture or similar agreements, asset sale agreements, stock sale agreements and sale and leaseback transactions required in connection with the entering into of such transactions, which encumbrance or restriction is applicable only to the assets that are the subject of such agreements;

              (xii) contained in agreements entered into between a Subsidiary and another Subsidiary which second Subsidiary is not a Subsidiary of the first Subsidiary; PROVIDED that such agreement does not limit dividends or distributions to the direct parent or direct subsidiary of either such Subsidiary; and

              (xiii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in CLAUSES (i) through (xiii) of this proviso, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrance and other restrictions that those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

       SECTION 7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of related transactions with any Affiliate of the Borrower or any such Subsidiary (each, an "AFFILIATE TRANSACTION") involving aggregate consideration in excess of $2,500,000, unless:

              (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Borrower or such Subsidiary with a Person that is not an Affiliate of the Borrower or any of its Subsidiaries; and

              (ii) the Borrower delivers to the Administrative Agent for the account of the Borrower:

                     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Borrower; and

                     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15,000,000, an opinion as to the fairness to the Borrower or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

in each case other than:

              (i) transactions between or among Loan Parties;

              (ii) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Borrower or any of its Subsidiaries;

              (iii) Restricted Payments that are permitted under SECTION 7.05;

              (iv) any sale of Capital Stock (other than Disqualified Stock) of the Borrower;

              (v) transactions pursuant to agreements or arrangements in effect on the Closing Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Borrower and its Subsidiaries than the original agreement or arrangement in existence on the Closing Date;

              (vi) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Borrower or any of its Subsidiaries with officers and employees of the Borrower or any of its Subsidiaries that are Affiliates of the Borrower and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been approved by the Board of Directors of the Borrower or has been entered into in the ordinary course of business consistent with past practice;

              (vii) commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of the Borrower or any of its Subsidiaries;

              (viii) transactions with suppliers or other purchasers or sales of goods or services, in each case in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, as determined in good faith by the Borrower;

              (ix) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Borrower or any of its Subsidiaries, where such Affiliates receive the same consideration as non-Affiliates in such transactions;

              (x) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; and

              (xi) any transaction occurring in connection with any of the Transactions.

       SECTION 7.09 AMENDMENTS OF ABL DOCUMENTS AND MATERIAL INDEBTEDNESS. (i) Cancel or terminate any material ABL Document or consent to or accept any cancellation or termination thereof, (ii) amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any ABL Document or give any consent, waiver or approval thereunder or (iii) amend, modify or change in any manner any term or condition of any other Material Indebtedness in any manner materially adverse to the interests of the Lenders.

       SECTION 7.10 INDEPENDENCE OF COVENANTS. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

       SECTION 8.01 EVENTS OF DEFAULT. Subject to SECTION 10.15, an Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an "EVENT OF DEFAULT"):

       (a) any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof (including, as required under SECTION 2.05(a)) or otherwise;

       (b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this SECTION 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

       (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

       (d) the Borrower shall (i) fail to observe or perform any covenant, condition or agreement contained in SECTIONS 6.01 (excluding CLAUSES (a), (b) and (c) thereof), 6.02, 6.04 (with respect to the existence of the Borrower),
6.11 or 6.13 or in ARTICLE VII or (ii) fail to observe or perform any covenant, condition or agreement contained in CLAUSES (a), (b) or (c) of SECTION 6.01, and such failure shall continue unremedied for a period of 15 days (or 30 days if approved in writing by the Administrative Agent in its discretion) or (iii) fail to observe or perform any covenant, condition or agreement contained in CLAUSE
(f) of SECTION 6.01 (subject to a grace period of up to five Business Days if approved in writing by the Administrative Agent in its discretion) or (iv) fail to observe or perform any covenant, condition or agreement contained in SECTION 6.07, and such failure shall continue unremedied for a period of five days;

       (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in CLAUSE (a), (b) or (d) of this

Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice may be given at the request of any Lender);

       (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

       (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; PROVIDED that this CLAUSE (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

       (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

       (i) the Borrower or any Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in CLAUSE (h) of this SECTION 8.01, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

       (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

       (k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

       (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

       (m) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent's failure (A) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or (B) to file any document delivered by the Loan Parties to it for filing or (iii) as a result of the Collateral Agent's failure to take any action that the Borrower reasonably requests, in writing, the Collateral Agent to take in connection with the perfection or maintenance of perfection of any such Lien;

       (n) the occurrence of an event of default on the part of the Borrower or any Loan Party under any Material Contract (other than any Credit Facility) to which the Borrower or any Loan Party is a party;

       (o) the determination by the Borrower or any Loan Party, to suspend the operation of their business in the ordinary course, liquidate all or substantially all of the Borrower's or such Loan Party's assets or employ an agent or other third party to conduct a program of closings, liquidations or "Going-Out-Of-Business" sales of all or substantially all of the business; or

       (p) any Loan Document shall not be in full force and effect.

       Solely for purposes of determining whether a Default has occurred under CLAUSE (h), (i) or (j) of this ARTICLE VIII, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary (after any such event referred to in such clauses, each such Subsidiary shall be deemed an "EXCLUDED SUBSIDIARY") affected by any event or circumstance referred to in any such clause that meets all the following conditions: (i) the Borrower's direct and indirect investments in and advances to the Subsidiary is less than 1% of the total assets of the Borrower consolidated as of the end of the most recently completed fiscal year; (ii) the Borrower's direct and indirect proportionate share of the total assets (after intercompany eliminations) of the Subsidiary is less than 1% of the total assets of the Borrower consolidated as of the end of the most recently completed fiscal year; and (iii) the Borrower's direct and indirect equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary is less than 1% of such income of the Borrower consolidated for the most recently completed fiscal year; PROVIDED that (A) if it is necessary to exclude more than one Subsidiary from CLAUSE (h) or (j) of this SECTION 8.01 pursuant to this paragraph in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the conditions specified in CLAUSES (i), (ii) and (iii) above are satisfied and (B) a Subsidiary shall not be excluded from CLAUSES (h) and (j) of this SECTION 8.01 if such Subsidiary holds rights under any long-term contracts for the purchase of inventory accounting for more than 5% of the total inventory purchased by the Borrower and its Subsidiaries during the most recent period of four consecutive fiscal quarters for which financial statements have been provided to the Lenders pursuant to SECTION 6.01(b).

       SECTION 8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

              (a) declare the Commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

              (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

              (c) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, may (and at the direction of the Required Lenders, shall) proceed to protect, enforce and exercise all rights and remedies of the Loan Parties under this Agreement, any of the other Loan Documents or applicable law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Loan Parties;

PROVIDED, HOWEVER, that upon the occurrence of any Event of Default under
SECTION 8.01(h) or (i), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties.

       No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

       SECTION 8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable collateralized as set forth in the proviso to
SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

              FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under ARTICLE II payable to the Administrative Agent and the Collateral Agent), each in its capacity as such;

              SECOND, to payment of that portion of the Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders, ratably among them in proportion to the amounts described in this clause SECOND;

              THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, and other Obligations, and fees, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them

              FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

              FIFTH, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations), ratably among the Loan Parties in proportion to the respective amounts described in this clause FIFTH held by them; and

              LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

                                   ARTICLE IX
                                AGENCY PROVISIONS

       SECTION 9.01 APPOINTMENT AND AUTHORITY.

       (a) ADMINISTRATIVE AGENT. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and


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powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

       (b) COLLATERAL AGENT. The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to SECTION 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this ARTICLE IX and ARTICLE X (including SECTION 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

       SECTION 9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

       SECTION 9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

              (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

              (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); PROVIDED that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

              (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

       The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTIONS 10.01 and 8.02) or
(ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

       The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

       SECTION 9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

       SECTION 9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

       SECTION 9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; PROVIDED that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agents' resignation hereunder and under the other Loan Documents, the provisions of this Article and SECTION 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

       SECTION 9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

       SECTION 9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

       SECTION 9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

              (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 2.08 and 10.04) allowed in such judicial proceeding; and

              (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative

Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.08 and 10.04.

       Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

       SECTION 9.10 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

              (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in accordance with SECTION 10.01;

              (ii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

              (iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Finance Document to the holder of any Lien on such property that is permitted by clause (iv), (v), (vi),
       (viii) or (xi) of the definition of "Permitted Lien".

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release the Borrower or any Guarantor from its obligations under the Guaranty pursuant to this SECTION 9.10. In each case as specified in this SECTION 9.10, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this SECTION 9.10.

                                   ARTICLE X
                                  MISCELLANEOUS

       SECTION 10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that (x) the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent or any Lender and (y) no such amendment, waiver or consent shall:

              (i) waive any condition set forth in SECTION 4.01 (other than SECTION 4.01(B) or (C)), or, in the case of the Term Loans, SECTION 4.02, without the written consent of each Lender;

              (ii) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

              (iii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

              (iv) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to CLAUSE (ii) of the second proviso to this SECTION 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

              (v) change SECTION 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

              (vi) change any provision of this SECTION 10.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder), without the written consent of each Lender;

              (vii) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

              (viii) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to SECTION 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

              (ix) other than as contemplated by SECTION 9.10(iii), subordinate any Lien on the Collateral to the Lien of any other creditor of the Borrower or any other Loan Party;

and PROVIDED, FURTHER, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

       SECTION 10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

       (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in SUBSECTION (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

              (i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on SCHEDULE 10.02; and

              (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in SUBSECTION (B) below, shall be effective as provided in such SUBSECTION (B).

       (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

       Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing CLAUSE (I) of notification that such notice or communication is available and identifying the website address therefor.

       (c) THE PLATFORM. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, "AGENT PARTIES") have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final an nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; PROVIDED, HOWEVER, that in no event shall any Agent Party have any liability to the Borrower, any

Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

       (d) CHANGE OF ADDRESS, ETC. The Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

       (e) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

       SECTION 10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

       SECTION 10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

       (a) COSTS AND EXPENSES. The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents and the Commitment Letter or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

       (b) INDEMNIFICATION. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding brought by a third party or by the Borrower or any other Loan Party or any of the Borrower's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

       (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrower for any reason fails indefeasibly to pay any amount required under SUBSECTION (a) or (b) of this Section to be paid by it or them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this SUBSECTION (C) are subject to the provisions of SECTION 2.11(d).

       (d) WAIVER OF CONSEQUENTIAL DAMAGES. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in SUBSECTION (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

       (e) PAYMENTS. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

       (f) NONAPPLICATION TO TAXES. For the avoidance of doubt, this Section
10.04 shall not apply to Tax matters, which shall be governed exclusively by
Section 3.01.

       (g) SURVIVAL. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

       SECTION 10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under CLAUSE (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

       SECTION 10.06 SUCCESSORS AND ASSIGNS.

       (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of SECTION 10.06(b), (ii) by way of participation in accordance with the provisions of SECTION 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SUBSECTION (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); PROVIDED that any such assignment shall be subject to the following conditions:

              (i) MINIMUM AMOUNTS.

                     (A) in the case of an assignment of the entire remaining
              amount of the assigning Lender's Commitment or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                     (B) in any case not described in SUBSECTION (b)(i)(a) of
              this Section, the aggregate amount of the Commitment or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); PROVIDED, HOWEVER, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

              (ii) PROPORTIONATE AMOUNTS. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

              (iii) REQUIRED CONSENT. The consent of the Arrangers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in addition to any consent required by SUBSECTION (b)(i)(B) of this Section. No other consent shall be required for any such assignment of Loans or Commitments hereunder.

              (iv) ASSIGNMENT AND ASSUMPTION. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

              (v) NO ASSIGNMENT TO BORROWER. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

              (vi) NO ASSIGNMENT TO NATURAL PERSONS. No such assignment shall be made to a natural person.

       Subject to acceptance and recording thereof by the Administrative Agent pursuant to SUBSECTION (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 10.06(d).

       (c) REGISTER. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

       (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in CLAUSE (y) of the first proviso to SECTION 10.01 that affects such Participant. Subject to SUBSECTION
(e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.12 as though it were a Lender. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal and interest amount of each participant's interest in the Loans held by it (the "PARTICIPANT REGISTER"). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

       (e) LIMITATION UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 3.01(e) as though it were a Lender.

       (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

       (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

       SECTION 10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:
(i) to its Affiliates and to it and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

       For purposes of this Section, "INFORMATION" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; PROVIDED that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, any Agent and any Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a "tombstone" or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

       Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower or one or more Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and
(iii) it will handle such material non-public information in accordance with applicable Laws, including Federal and state securities Laws.

       SECTION 10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

       SECTION 10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

       SECTION 10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (it being understood and agreed that to the extent the provisions of this Agreement conflict directly with the provisions of the Fee Letter, the provisions of this Agreement shall control). Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

       SECTION 10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

       SECTION 10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       SECTION 10.13 GOVERNING LAW; JURISDICTION ETC.

       (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

       (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

       (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

       (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

       (e) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that the provisions of SECTION 6.16 hereof were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof and thereof, including an injunction or injunctions to prevent breaches of such Section and to enforce specifically the terms and provisions of such
Section in any court referred to this SECTION 10.13, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further hereby waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

       SECTION 10.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       SECTION 10.15 CONVERSION OF COVENANTS; EVENTS OF DEFAULT. The parties hereto agree that without notice to or the consent of any Lender, upon conversion of the outstanding Initial Loans into Term Loans in accordance with
SECTION 2.01(b), the affirmative covenants set forth in ARTICLE VI (other than the covenant set forth in SECTION 6.15), the negative covenants set forth in
ARTICLE VII and the Events of Default and remedies set forth ARTICLE VIII shall be deemed to have been automatically replaced (without any further action necessary by the parties hereto) by (i) the affirmative and negative covenants described under "Certain Covenants" and "Asset Sales", as applicable, in the Description of Exchange Notes and (ii) the Defaults and remedies described under "Events of Default and Remedies" in the Description of Exchange Notes, which replacement provisions, along with the relevant defined terms set forth under "Certain Definitions" in the Description of Exchange Notes used in such replacement provisions for the purposes of such replacement provisions (but for no other purpose), will thereupon be deemed incorporated by reference herein, with references therein to the "Issuer" and the "Trustee" being deemed to be references to the "Borrower" and the "Administrative Agent" (or the "Collateral Agent", as applicable) respectively, and with such other modifications to this Agreement necessary to give effect to the foregoing; in furtherance of the foregoing, the Administrative Agent and/or the Collateral Agent, as applicable, will, at the request of the Borrower, enter into such amendments to the Loan Documents reasonably necessary or appropriate to effect the foregoing.

       SECTION 10.16 NO ADVISORY OR FIDUCIARY RESPONSIBILITY. In connection with all aspects of each transaction contemplated hereby including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm's-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) the Borrower have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that they may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

       SECTION 10.17 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                            [Signature Pages Follow]

                                                           LENDER SIGNATURE PAGE
                                          SENIOR SECURED BRIDGE CREDIT AGREEMENT
                                  THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.



       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                                 By:  /s/ WILLIAM MOSS
                                      ------------------------------------------
                                      Name: William Moss
                                      Title: Vice President and Treasurer


                                 BANK OF AMERICA, N.A.,
                                      as Administrative Agent


                                 By:  /s/ STEPHAN JAEGER
                                      ------------------------------------------
                                      Name: Stephan Jaeger
                                      Title: Managing Director


                                 BANC OF AMERICA BRIDGE LLC,
                                      as Initial Lender


                                 By:  /s/ BRAD D. JONES
                                      ------------------------------------------
                                      Name: Brad D. Jones
                                      Title: Managing Director


                                 LEHMAN COMMERCIAL PAPER, INC.,
                                      as Syndication Agent


                                  By:  /s/ LAURIE PERPER
                                      ------------------------------------------
                                       Name: Laurie Perper
                                       Title: Senior Vice President


                                  LEHMAN BROTHERS COMMERCIAL BANK,
                                       as Initial Lender


                                  By:  /s/ DARREN S. LANE
                                      ------------------------------------------
                                       Name: Darren S. Lane
                                       Title: Operations Officer